Exhibit 4.4

Execution Copy

UNITED STATIONERS SUPPLY CO.

UNITED STATIONERS INC.

NOTE PURCHASE AGREEMENT

Dated as of November 25, 2013

$150,000,000 3.75% Secured Senior Notes

due January 15, 2021

PPN: 913008 A@7

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SCHEDULE A	–	Information Relating to Purchasers
SCHEDULE B	–	Defined Terms

SCHEDULE 5.3	–	Disclosure
SCHEDULE 5.4	–	Organization and Ownership of Shares of Subsidiaries
SCHEDULE 5.5	–	Financial Statements
SCHEDULE 5.14	–	Use of Proceeds
SCHEDULE 5.15	–	Existing Indebtedness
SCHEDULE 10.4	–	Liens
SCHEDULE 10.5	–	Subsidiary Indebtedness
SCHEDULE 10.6	–	Form of Affirmation of Subsidiary Guaranty

EXHIBIT 1.1	–	Form of Secured Senior Note
EXHIBIT 1.2(a)(i)	–	Form of Parent Guaranty
EXHIBIT 1.2(a)(ii)	–	Form of Subsidiary Guaranty
EXHIBIT 4.4(a)	–	Form of Opinion of Special Counsel for the Company
EXHIBIT 4.4(b)	–	Form of Opinion of Special Counsel to the Purchasers

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UNITED STATIONERS SUPPLY CO.

UNITED STATIONERS INC.

One Parkway North Blvd., Suite 100

Deerfield, IL 60015

Phone: 847-627-7000

Fax: 847-627-7001

$150,000,000 3.75% Secured Senior Notes

due January 15, 2021

Dated as of November 25, 2013

TO EACH OF THE PURCHASERS LISTED IN

THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

UNITED STATIONERS INC., a Delaware corporation (the “Parent”), and UNITED STATIONERS SUPPLY CO., an Illinois corporation and a Subsidiary of the Parent (the “Company”), jointly and severally agree with you as follows:

SECTION 1. AUTHORIZATION OF THE NOTES; SECURITY FOR THE NOTES; INCREASE IN INTEREST RATE.

Section 1.1. Authorization of the Notes. The Company will authorize the issue and sale of $150,000,000 aggregate principal amount of its 3.75% Secured Senior Notes due January 15, 2021 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Notes”). The Notes shall be substantially in the form set out in Exhibit 1.1. Certain capitalized and other terms used in this Agreement are defined in Schedule B. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Section 1.2. Security for the Notes.

(a) Guarantees. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be guaranteed by (i) the Parent pursuant to the Parent Guaranty in substantially the form of the attached Exhibit 1.2(a)(i), as it hereafter may be amended or supplemented from time to time (the “Parent Guaranty”) and (ii) all current Domestic Subsidiaries of the Parent and any Domestic Subsidiary that in the future becomes a borrower or guarantor of Indebtedness in respect of the Credit Agreement (each, a “Subsidiary Guarantor”), other than, in each case, the Company and any existing or future SPV, pursuant to the Subsidiary Guaranty in substantially the form of the attached Exhibit 1.2(a)(ii), as it hereafter may be amended or supplemented from time to time (the “Subsidiary Guaranty”).

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(b) Collateral. The Notes and Indebtedness under the Credit Agreement and any other Indebtedness permitted to be secured by the collateral under the Intercreditor Agreement will be ratably secured by a Lien on certain assets of the Company and the Subsidiary Guarantors pursuant to the Collateral Documents.

(c) Intercreditor Agreement. The rights of the holders of the Notes and the banks that are parties to the Credit Agreement to proceeds of collateral will be governed by the Intercreditor Agreement.

Section 1.3. Increase in Interest Rate. (a) If, during a Transition Period, the Leverage Ratio exceeds 3.50 to 1.00 and does not exceed 3.75 to 1.00, as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the applicable per annum interest rate payable on the Notes shall be increased by 0.625%, commencing on the first day of the first fiscal quarter following the fiscal quarter in respect of which such Officer’s Certificate was delivered and continuing until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the end of the fiscal quarter in respect of which such Officer’s Certificate is delivered, the Leverage Ratio is not more than 3.50 to 1.0. Following delivery of an Officer’s Certificate demonstrating that the Leverage Ratio did not exceed 3.50 to 1.0, the additional 0.625% interest shall cease to accrue or be payable for any fiscal quarter subsequent to the fiscal quarter in respect of which such Officer’s Certificate is delivered.

(b) If, during a Transition Period, the Leverage Ratio exceeds 3.75 to 1.00 and does not exceed 4.00 to 1.00, as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the applicable per annum interest rate payable on the Notes shall be increased by an additional 0.125% (in addition to the increase determined in Section 1.3(a) above), commencing on the first day of the first fiscal quarter following the fiscal quarter in respect of which such Officer’s Certificate was delivered and continuing until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the end of the fiscal quarter in respect of which such Officer’s Certificate is delivered, the Leverage Ratio is not more than 3.75 to 1.0. Following delivery of an Officer’s Certificate demonstrating that the Leverage Ratio did not exceed 3.75 to 1.0, the additional 0.125% interest shall cease to accrue or be payable for any fiscal quarter subsequent to the fiscal quarter in respect of which such Officer’s Certificate is delivered.

SECTION 2. SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

SECTION 3. CLOSING.

The execution and delivery of this Agreement will be made at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 on November 25, 2013. The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 9:00 a.m., Chicago time, at a closing (the “Closing”) on January 15, 2014 or on such other Business Day thereafter on or prior to January 31, 2014 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 30290298 at Northern Trust Co., 50 S. LaSalle Street, Chicago, Illinois 60675, ABA number 071000152. If at the Closing the Company fails to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Parent and the Company in this Agreement shall be correct in all material respects (except those representations and warranties that are qualified by materiality, which will be correct in all respects) when made and at the time of the Closing (it being understood that representations and warranties that speak as of a specific date or time need only be correct as of such date or time). It is understood and agreed that the Company may deliver a supplemental schedule to Schedule 5.4 at the Closing to account for changes in the information therein between November 15, 2013 and at the time of the Closing, provided that no such supplemental schedule could reasonably be expected to have a Material Adverse Effect.

Section 4.2. Performance; No Default. The Parent and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing. From the date of this Agreement to the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing and no Change of Control or Control Event shall have occurred. Neither the Parent nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

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Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. Each of the Parent and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificates. Each of the Parent, the Company and each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

Section 4.4. Opinions of Counsel. Each Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Mayer Brown LLP and Eric A. Blanchard, general counsel for the Parent and the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser’s counsel may reasonably request (and the Company instructs its counsel to deliver such opinion to such Purchaser), and (b) from Chapman and Cutler LLP, such Purchaser’s special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable and properly documented fees, charges and disbursements of such Purchaser’s special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

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Section 4.8. Private Placement Number. Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained by Chapman and Cutler LLP for the Notes.

Section 4.9. Changes in Corporate Structure. Neither the Parent nor the Company shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation (except for mergers of a Subsidiary Guarantor into (i) the Company, provided the Company shall be the continuing or surviving corporation, or (ii) another Subsidiary Guarantor) or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Parent Guaranty. The Parent shall have executed and delivered the Parent Guaranty and such Purchaser shall have received an executed counterpart thereof.

Section 4.11. Subsidiary Guaranty. Each Subsidiary Guarantor shall have executed and delivered the Subsidiary Guaranty and such Purchaser shall have received an executed counterpart thereof.

Section 4.12. Collateral Documents. Each of the Parent, the Company, and each Subsidiary Guarantor shall have executed and delivered to the Collateral Agent each Collateral Document to which it is a party and such Purchaser shall have received copies of the fully executed counterparts thereof.

Section 4.13. Joinder to Intercreditor Agreement. Each Purchaser shall have executed and delivered to the Collateral Agent a joinder to the Intercreditor Agreement, dated as of the date of the Closing and the Intercreditor Agreement and such joinder shall constitute legal, valid and binding contracts and agreements and such Purchaser shall have received a true, correct and complete copy thereof.

Section 4.14. Funding Instructions. At least three Business Days prior to the date of the Closing, such Purchaser shall have received written instructions signed by a Senior Financial Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.15. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and such Purchaser’s special counsel, and such Purchaser and such Purchaser’s special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or they may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As of the date of this Agreement and the date of the Closing, the Parent and the Company (jointly and severally) represent and warrant to each Purchaser that:

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Section 5.1. Organization; Power and Authority. Each of the Parent and the Company is a corporation duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Parent and the Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, and the Notes (in the case of the Company) and the Parent Guaranty (in the case of the Parent) and to perform the provisions hereof and thereof.

Each Subsidiary Guarantor is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign organization and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate or limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Subsidiary Guaranty and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement, the Collateral Documents to which the Company is a party and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

This Agreement and the Parent Guaranty have been duly authorized by all necessary corporate action on the part of the Parent, and this Agreement constitutes, and upon execution and delivery thereof the Parent Guaranty will constitute the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The Subsidiary Guaranty has been duly authorized by all necessary corporate or limited liability company action on the part of each Subsidiary Guarantor and upon execution and delivery thereof will constitute the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 5.3. Disclosure. The Parent and the Company, through their agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, have delivered to the Purchasers a copy of a Private Placement Memorandum, dated October 3, 2013 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent and its Subsidiaries. This Agreement, the Memorandum (including the Parent’s SEC filings incorporated by reference therein), the documents, certificates or other writings identified in Schedule 5.3 by or on behalf of the Parent in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, in each case, delivered to the Purchasers prior to October 17, 2013 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2012, there has been no change in the financial condition, operations, business or properties of the Parent or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Parent or the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Parent’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent or another Subsidiary (except as otherwise disclosed in Schedule 5.4) free and clear of any Lien, except Liens under the Collateral Documents.

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing or equivalent status under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) No Subsidiary, other than an SPV, is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the Credit Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate or limited liability law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

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Section 5.5. Financial Statements; Material Liabilities. The Parent has delivered to each Purchaser copies of the financial statements of the Parent and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Parent and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents or incurred in the ordinary course of business.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Collateral Documents to which it is a party and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or, except for the Liens under the Collateral Documents, result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

The execution, delivery and performance by the Parent of this Agreement, the Collateral Documents to which it is a party and the Parent Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or, except for the Liens under the Collateral Documents, result in the creation of any Lien in respect of any property of the Parent or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Parent or any Subsidiary is bound or by which the Parent or any Subsidiary or any of their respective properties may be bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent or any Subsidiary.

The execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty and the Collateral Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or, except for the Liens under the Collateral Documents, result in the creation of any Lien in respect of any property of such Subsidiary Guarantor under, any agreement, or corporate charter or by-laws or shareholders agreement, to which such Subsidiary Guarantor is bound or by which such Subsidiary Guarantor or any of its properties may

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be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with: (i) the execution, delivery or performance by the Company of this Agreement, the Collateral Documents or the Notes, (ii) the execution, delivery or performance by the Parent of this Agreement, the Parent Guaranty or the Collateral Documents to which it is a party, or (iii) the execution, delivery or performance by each Subsidiary Guarantor of the Subsidiary Guaranty or the Collateral Documents to which it is a party, except for the filing of a Form 8-K with the SEC, any state blue sky laws, and any filings required in connection with the perfection of security interests.

Section 5.8. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Parent threatened against or affecting the Parent or any Subsidiary or any property of the Parent or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Neither the Parent nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Parent and its Subsidiaries have filed all Federal and other Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not, individually or in the aggregate, Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Parent nor the Company knows of any basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate and determined in accordance with GAAP. The Federal income tax liabilities of the Parent and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all Fiscal Years up to and including the Fiscal Year ended December 31, 2009.

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Section 5.10. Title to Property; Leases. The Parent and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business and except for minor defects in title that do not interfere with their ability to conduct their business as currently conducted), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. (a) The Parent and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) To the best knowledge of the Parent, no product of the Parent or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

(c) To the best knowledge of the Parent, there is no Material violation by any Person of any right of the Parent or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Parent or any of its Subsidiaries.

Section 5.12. Compliance with ERISA. (a) The Parent and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Parent or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the valuation date for each such Plan’s most recently ended plan year for which a Form 5500 annual report is available and reported as the funding target in such Plan’s actuarial valuation report for such year, did not exceed the market value of the assets of such Plan (also determined as of the valuation date for each such Plan’s most recently ended plan year for which a Form 5500 annual report is available and as reported in the Plan’s actuarial valuation report) allocable to such benefit liabilities by more than $21,740,763 in the case of any single Plan and by more than $26,693,256 in the aggregate for all such Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the term “present value” has the meaning specified in section 3 of ERISA.

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(c) The Parent and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement healthcare benefit obligation (determined as of the last day of the Parent’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that constitutes a non-exempt prohibited transaction under section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Parent and the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Company. None of the Parent, the Company or anyone acting on their behalf has offered the Notes, the Parent Guaranty, the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 55 other Institutional Investors as defined in clause (c) of the definition of such term, each of which has been offered the Notes, the Parent Guaranty and the Subsidiary Guaranty at a private sale for investment. None of the Parent, the Company or anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes, the Parent Guaranty or the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. Net proceeds from the sale of the Notes will be used to refinance existing Indebtedness as set forth in Schedule 5.14, and for general corporate purposes. No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company or the Parent in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Parent and its Subsidiaries and the Parent does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

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Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent and its Subsidiaries as of October 31, 2013. Neither the Parent nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness under clause (a), (f), or (i) of the definition of Indebtedness or any Material Indebtedness of the Parent or any Subsidiary and no event or condition exists with respect to any Material Indebtedness of the Parent or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons (other than the Parent or any Subsidiary) to cause such Material Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Parent nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

(c) Neither the Parent nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Parent, except as disclosed in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Parent nor any of its Subsidiaries nor, to the actual knowledge of the Parent’s Chief Financial Officer, General Counsel or Treasurer, any of the Parent’s or its Subsidiaries’ directors or officers is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) beneficially majority owned or controlled by, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is penalized under any OFAC Sanctions Program, or (iii) otherwise blocked or being sanctioned under, or engaged in any activity in violation of, United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government listed, penalized, or otherwise blocked under clause (i), clause (ii) or clause (iii), respectively, a “Blocked Person”), except, in the case of clause (iii), where being blocked or sanctioned under or engaging in any activity in violation of U.S. Economic Sanctions, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To the actual knowledge of the Parent’s Chief Financial Officer, General Counsel and Treasurer, neither the Parent nor any of its Subsidiaries nor any of their respective directors or officers has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

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(b) Neither the Parent nor any of its Subsidiaries nor, to the actual knowledge of the Parent’s Chief Financial Officer, General Counsel or Treasurer, any of the Parent’s or its Subsidiaries’ directors or officers is being or has been penalized under economic sanctions imposed by the United Nations or the European Union.

(c) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used directly by the Parent or any Subsidiary (i) in connection with any investment in, or any transactions or dealings with any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(d) Neither the Parent nor any of its Subsidiaries nor, to the actual knowledge of the Parent’s Chief Financial Officer, General Counsel and Treasurer, any of the Parent’s or its Subsidiaries’ directors or officers (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Parent has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent and each of its Subsidiaries is and will continue to be in compliance respects with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions, except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(e) To the actual knowledge of the Parent’s Chief Financial Officer, General Counsel and Treasurer, neither the Parent nor any of its Subsidiaries nor any of their respective directors or officers is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations.

(f) Neither the Parent nor any of its Subsidiaries nor, to the actual knowledge of the Parent’s Chief Financial Officer, General Counsel or Treasurer, any of the Parent’s or its Subsidiaries’ directors or officers (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), or (ii) has been assessed civil or criminal penalties under any Anti-Corruption Laws.

(g) (1) To the actual knowledge of the Parent’s Chief Financial Officer, General Counsel and Treasurer, neither the Parent nor any of its Subsidiaries nor any of their respective directors or officers is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws;

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(2) To the actual knowledge of the Parent’s Chief Financial Officer, General Counsel and Treasurer, neither the Parent nor any of its Subsidiaries nor any of their respective directors or officers has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder, except where any such offer, promise, gift, payment or authorization, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and

(3) No part of the proceeds from the sale of the Notes hereunder will be used directly for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Parent and the Company have established procedures and controls which they reasonably believe are adequate (and otherwise comply with applicable law) to ensure that the Parent and each of its Subsidiaries is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 5.17. Status under Certain Statutes. Neither the Parent nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Environmental Matters. (a) Neither the Parent nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted asserting any claim against the Parent or any of its Subsidiaries or any of their respective real properties now owned, leased or operated by any of them or, to Parent’s knowledge, against any real properties formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Parent nor any Subsidiary has knowledge of any facts that would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Parent nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

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(d) Neither the Parent nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by the Parent or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s property or the property of such accounts or funds shall at all times be within such Purchaser’s control or the control of such accounts or funds, as applicable.

Section 6.2. Accredited Investor. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold or otherwise transferred only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.3. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

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(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Parent or the Company that would cause the QPAM and the Parent or the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Parent or the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

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(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA and section 4975 of the Code.

As used in this Section 6.3, unless otherwise defined in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO PARENT.

Section 7.1. Financial and Business Information. The Parent will deliver to each Purchaser and each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Parent’s Quarterly Report on Form 10-Q (“Form 10-Q”) with the SEC regardless of whether the Parent is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated unaudited balance sheet, to include the Parent and its Subsidiaries, as at the end of such quarter,

(ii) consolidated statements of income, to include the Parent and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

(iii) consolidated statements of cash flows, to include the Parent and its Subsidiaries, for such quarter or (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth, in case of clauses (ii) and (iii), in comparative form the figures for the corresponding periods in the previous fiscal year, and in each case in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes, provided that delivery within the time period specified above of copies of the Parent’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

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(b) Annual Statements — within 120 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Parent’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Parent is subject to the filing requirements thereof) after the end of each fiscal year of the Parent, duplicate copies of

(i) a consolidated balance sheet, to include the Parent and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of income and cash flows, to include the Parent and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion was based) of independent certified public accountants of recognized national standing or other independent public accountants reasonably acceptable to the Required Holders, which opinion shall be to the effect that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the audit has been conducted in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Parent’s Form 10-K for such fiscal year (together with the Parent’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent or any Subsidiary to its public securities holders generally and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent or any Subsidiary with the SEC;

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer obtains actual knowledge of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Parent is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer obtains actual knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent or an ERISA Affiliate proposes to take with respect thereto:

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(i) the taking by the PBGC of steps to proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or

(ii) any event, transaction or condition that would result in the incurrence of any liability by the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f) Amendments of Credit Agreement – promptly and in any event within 10 Business Days after the execution and delivery of any amendment or other modification of the Credit Agreement (including termination thereof) that affects Section 10.1, 10.2 or 10.8, including any defined term used therein, a copy thereof; and

(g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent or any of its Subsidiaries (including actual copies of the Parent’s Forms 10-Q and Forms 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by a Purchaser or any such holder of Notes.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) will be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information (including supporting calculations) required in order to establish whether the Parent was in compliance with the requirements of Section 10.1 through Section 10.8, inclusive, during the quarterly or annual period covered by the statements then being furnished, including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence. In the event that the Parent or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and; and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being

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furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Parent or any Subsidiary to comply with any Environmental Law), specifying the nature and status thereof and what action the Parent shall have taken or proposes to take with respect thereto.

Section 7.3. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and officers’ certificates required to be delivered by the Parent pursuant to Section 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if (i) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related certificate satisfying the requirements of Section 7.2 are delivered to you and each other holder of Notes by e-mail, (ii) the Parent shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or (b) as the case may be, with the SEC on “EDGAR” and shall have made such Form and the related certificate satisfying the requirements of Section 7.2 available on its home page on the worldwide web (at the date of this Agreement located at http://www.unitedstationers.com), (iii) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related certificate satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Parent on IntraLinks or on any other similar website to which each holder of Notes has free access or (iv) the Parent shall have filed any of the items referred to in Section 7.1(c) with the SEC on “EDGAR” and shall have made such items available on its home page on the worldwide web or if any of such items are timely posted by or on behalf of the Parent on IntraLinks or on any other similar website to which each holder of Notes has free access; provided however, that in the case of any of clause (i), (ii), (iii) or (iv), upon request of any holder, the Parent will thereafter deliver written copies of such forms, financial statements and certificates to such holder.

Section 7.4. Visitation. The Parent shall permit the representatives of each Purchaser and each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent, to visit the principal executive office of the Parent and the Company during normal business hours not more than one time per calendar year, to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with the Parent’s officers, and (with the consent of the Parent, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent and each Subsidiary; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Parent or the Company, to visit and inspect any of the offices or properties of the Parent or any Subsidiary during normal business hours, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent authorizes said accountants to discuss the affairs, finances and accounts of the Parent and its Subsidiaries provided the Parent is given an opportunity to be present for such discussions), all at such times and as often as may be requested.

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SECTION 8. PREPAYMENT OF THE NOTES.

Section 8.1. Required Prepayments. No regularly scheduled prepayments are due on the Notes prior to their stated Maturity Date. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Mandatory Offer to Prepay Upon Change of Control.

(a) Notice of Change of Control or Control Event — The Company will, within five Business Days after any Responsible Officer obtains actual knowledge of the occurrence of any Change of Control or Control Event, give notice of such Change of Control or Control Event to each holder of Notes unless notice in respect of such Change of Control (or the Change of Control contemplated by such Control Event) shall have been given pursuant to paragraph (b) of this Section 8.3. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in paragraph (c) of this Section 8.3 and shall be accompanied by the certificate described in paragraph (g) of this Section 8.3.

(b) Condition to Company Action — The Company will not take any action that consummates or finalizes a Change of Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes accompanied by the certificate described in paragraph (g) of this Section 8.3, and (ii) subject to the provisions of paragraph (d) below, contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

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(c) Offer to Prepay Notes — The offer to prepay Notes contemplated by paragraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by paragraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 60 days after the date of such offer.

(d) Acceptance; Rejection — A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company on or before the date specified in the certificate described in paragraph (g) of this Section 8.3. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3, or to accept an offer as to all of the Notes held by the holder, within such time period shall be deemed to constitute rejection of such offer by such holder.

(e) Prepayment — Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to but excluding the date of prepayment and shall not require the payment of any Make-Whole Amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in paragraph (f) of this Section 8.3.

(f) Deferral Pending Change of Control — The obligation of the Company to prepay Notes pursuant to the offers required by paragraphs (a) and (b) and accepted in accordance with paragraph (d) of this Section 8.3 is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur on or prior to the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change of Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change of Control shall be deemed rescinded). Notwithstanding the foregoing, in the event that the prepayment has not been made within 90 days after such Proposed Prepayment Date by virtue of the deferral provided for in this Section 8.3(f), the Company shall make a new offer to prepay in accordance with paragraph (c) of this Section 8.3.

(g) Officer’s Certificate — Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date, (ii) that such offer is made pursuant to this Section 8.3, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to but excluding the Proposed Prepayment Date, (v) that the conditions of this Section 8.3 have been fulfilled, (vi) in reasonable detail, the nature and date or proposed date of the Change of Control, and (vii) the date by which any holder of a Note that wishes to accept such offer must deliver notice thereof to the Company, which date shall not be earlier than three Business Days prior to the Proposed Prepayment Date or, in the case of a prepayment pursuant to Section 8.3(b), the date of the action referred to in Section 8.3(b)(i).

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Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.5. Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (subject to Section 8.3(f)), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 35% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 7 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

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“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

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“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9. AFFIRMATIVE COVENANTS.

From the date of this Agreement until the Closing and thereafter, each of the Parent and the Company (jointly and severally) covenant that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. Without limiting Section 10.11, the Parent and the Company will, and the Parent will cause each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company will defend, indemnify and hold harmless each holder, and each holder’s directors, officers, agents and employees, successors and assigns (each, an “Indemnitee”) from and against any and all losses, liabilities, reasonable costs or expenses (including reasonable attorneys’ fees) which such Indemnitee may incur as a result of a violation of any U.S. Economic Sanctions or Anti-Corruption Laws by the Parent or any of its Subsidiaries.

Section 9.2. Insurance. The Parent and the Company will, and the Parent will cause each Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if appropriate reserves are maintained with respect thereto) as is reasonably prudent in light of the businesses in which the Parent and the Subsidiaries are engaged.

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Section 9.3. Maintenance of Properties. The Parent and the Company will, and the Parent will cause each Subsidiary to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Parent or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Parent and the Company will, and the Parent will cause each Subsidiary to, file all Federal and other Material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent or any Subsidiary, provided that neither the Parent nor any Subsidiary need pay any such tax or assessment, charge or levy or claims if (i) the amount, applicability or validity thereof is contested by the Parent or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent or such Subsidiary or (ii) the nonpayment of all such taxes, or assessments, charges, levies and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.6, each of the Parent and the Company will at all times preserve and keep in full force and effect its corporate existence. Subject, as to any Subsidiary other than the Company, to Section 10.6 and 10.7, the Parent will at all times preserve and keep in full force and effect the corporate (or, as applicable, limited liability company) existence of each Subsidiary (unless merged into the Parent or a Wholly Owned Subsidiary) and all rights and franchises of the Parent and its Subsidiaries unless, in the good faith judgment of the Parent, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.6. Books and Records. The Parent and the Company will, and the Parent will cause each Subsidiary to, maintain proper books of record and account in conformity in all material respects with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Parent will, and will cause each of its Subsidiaries to, keep books, records and accounts that, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Parent and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Parent will, and will cause each of its Subsidiaries to, continue to maintain such system.

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Section 9.7. Subsidiary Guaranty; Release of Subsidiary Guarantors; Release of Collateral.

(a) Subsidiary Guarantors. The Parent will cause each Domestic Subsidiary other than the Company that, on or after the date of the Closing, is or becomes a borrower or guarantor of Indebtedness in respect of any Material Credit Facility, on the date of the Closing or within 10 Business Days of its thereafter becoming a co-obligor, borrower or a guarantor of Indebtedness in respect of any Material Credit Facility, to execute and deliver or become a party to the Subsidiary Guaranty, and shall deliver to each holder of Notes:

(i) an executed counterpart of the Subsidiary Guaranty, or, if the Subsidiary Guaranty has been previously executed and delivered, an executed counterpart of a Joinder thereto;

(ii) copies of such directors’ or other authorizing resolutions, charter, bylaws and other constitutive documents of such Subsidiary as the Required Holders may reasonably request; and

(iii) an opinion of counsel reasonably satisfactory to the Required Holders covering the authorization, execution, delivery, compliance with law, no conflict with other documents, no consents and enforceability of the Subsidiary Guaranty against such Subsidiary in form and substance reasonably satisfactory to the Required Holders.

(b) Release of Subsidiary Guarantor. Each holder of a Note fully releases and discharges from the Subsidiary Guaranty each Subsidiary Guarantor, immediately and without any further act, upon such Subsidiary Guarantor being released and discharged as a co-obligor, borrower or guarantor under and in respect of each Material Credit Facility; provided that (i) no Default or Event of Default exists or will exist immediately following such release and discharge; and (ii) at the time of such release and discharge, the Company delivers to each holder of Notes a certificate of a Responsible Officer certifying (x) that such Subsidiary Guarantor has been or is being released and discharged as a co-obligor, borrower or guarantor under and in respect of each Material Credit Facility, and (y) as to the matters set forth in clause (i). Any outstanding Indebtedness of a Subsidiary Guarantor shall be deemed to have been incurred by such Subsidiary Guarantor as of the date it is released and discharged from the Subsidiary Guaranty.

(c) Release of Collateral. Each holder of Notes fully releases the interest of the holders in any collateral under the Collateral Documents upon the release of such collateral by the holders of Indebtedness under each Material Credit Facility and any other parties to the Intercreditor Agreement; provided that (i) no Default or Event of Default exists or will exist immediately following such release; (ii) if any fee or other consideration is paid or given to any holder of Indebtedness under each Material Credit Facility as consideration for such release, other than the repayment of all or a portion of such Indebtedness under such Credit Agreement, together with accrued interest thereon and other amounts with respect to such Indebtedness, each holder of a Note

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receives equivalent consideration on a pro rata basis; and (iii) at the time of such release and discharge, the Company delivers to each holder of Notes a certificate of a Responsible Officer certifying (x) that such collateral has been or is being released by the holders of Indebtedness under each Material Credit Facility and any other parties to the Intercreditor Agreement and (y) as to the matters set forth in clause (i). Each of the Parent and the Company agrees that it will not request that the Agent or the Lenders (each as defined in the Intercreditor Agreement) release the Collateral (as defined in the Intercreditor Agreement) pursuant to Sections 19 or 20(b) of the Intercreditor Agreement if the Company is not in compliance with the provisions of this Section 9.7(c)(i)-(iii).

Section 9.8. Pari Passu Ranking. (a) The Indebtedness evidenced by the Notes will, upon issuance of the Notes, and will continue to, at all times until payment in full of the Notes, rank at least pari passu in right of payment, without preference or priority, with all of the Company’s other outstanding secured and unsubordinated obligations, except for those obligations that are mandatorily afforded priority by operation of law (and not by contract).

(b) The Indebtedness of the Parent and the Subsidiary Guarantors in respect of the Parent Guaranty and the Subsidiary Guaranty will, upon the execution and delivery of thereof, and will continue to, at all times until the termination thereof, rank at least pari passu in right of payment, without preference or priority, with all of the Parent’s and the Subsidiary Guarantors’ other outstanding unsubordinated obligations, respectively, except for those obligations that are mandatorily afforded priority by operation of law (and not by contract).

SECTION 10. NEGATIVE COVENANTS.

From the date of this Agreement until the Closing and thereafter, each of the Parent and the Company (jointly and severally) covenant that so long as any of the Notes are outstanding:

Section 10.1. Leverage Ratio. The Parent and the Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its Fiscal Quarters, of (i) Consolidated Funded Indebtedness of the Parent and its Subsidiaries to (ii) Consolidated EBITDA for the then most recently completed four Fiscal Quarters to be greater than 3.50 to 1.00; provided, however, that the maximum Leverage Ratio permitted under this Section 10.1 shall be increased, in the case of (x) one or more Qualifying Permitted Acquisitions in which the cash portion of the Purchase Price for all such Qualifying Permitted Acquisitions consummated in the trailing twelve month period is in excess of $150,000,000, to 4.00 to 1.00, and (y) unless and to the extent that clause (x) above does not apply, one or more Qualifying Permitted Acquisitions in which the cash portion of the Purchase Price for all such Qualifying Permitted Acquisitions consummated in the trailing twelve month period is in excess of $75,000,000, to 3.75 to 1.00 (any such increase pursuant to clause (x) or clause (y), a “Covenant Holiday”), in each case, for the first four Fiscal Quarters immediately following the Qualifying Permitted Acquisition giving rise to the Covenant Holiday (inclusive of the fiscal quarter in which such Qualifying Permitted Acquisition occurs); provided, further, that (A) at the time of any Qualifying Permitted Acquisition giving rise to any proposed Covenant Holiday arising pursuant to clause (x) above, the Leverage Ratio, calculated on a pro forma basis based on the Parent’s most recent financial statements delivered pursuant to Section 7.1 and giving effect to such Qualifying Permitted Acquisition (including any incurrence of Indebtedness in connection therewith) and any Acquisition (including any incurrence of

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Indebtedness in connection therewith) and Material Disposition (including any reduction of Indebtedness in connection therewith) since the date of such financial statements as if such Qualifying Permitted Acquisition and any such Acquisition and Material Disposition (and any incurrence or reduction of Indebtedness in connection with any of the foregoing) had occurred as of the first day of the four quarter period set forth in such financial statements, shall not exceed 3.75 to 1.00, (B) the Leverage Ratio shall have been less than 3.50 to 1.00 for at least two consecutive Fiscal Quarters immediately proceeding the commencement of such proposed Covenant Holiday, and (C) the Company shall have paid the additional interest as provided in Section 1.3. The Leverage Ratio shall be calculated as of the last day of each Fiscal Quarter of the Parent based upon (a) for Consolidated Funded Indebtedness, Consolidated Funded Indebtedness as of the last day of each such Fiscal Quarter, and (b) for Consolidated EBITDA, the actual amount as of the last day of each Fiscal Quarter for the most recently ended four consecutive Fiscal Quarters.

Section 10.2. Minimum Consolidated Net Worth. The Parent and the Company will not, at any time, permit Consolidated Net Worth to be less than (i) $550,000,000 minus (ii) write-downs of goodwill and intangibles, non-cash pension adjustments, and dividends or repurchases or redemptions of its Capital Stock, all to the extent deducted from Consolidated Net Worth on or after January 1, 2013, plus (iii) 50% of Consolidated Net Income (if positive) earned in each Fiscal Quarter beginning with the Fiscal Quarter ending March 31, 2013, plus (iv) 50% of the net cash proceeds resulting from issuances of the Parent’s or any Subsidiary’s Capital Stock from and after July 8, 2013.

Section 10.3. Priority Debt. The Parent will not at any time permit Priority Debt to exceed 15% of Consolidated Total Assets as of the end of the most recently completed Fiscal Quarter.

Section 10.4. Liens. The Parent and Company will not, and the Parent will not permit any Subsidiary to, create, incur or suffer to exist any Lien on its properties or assets, including capital stock, whether now owned or hereafter acquired, except:

(a) Liens under the Collateral Documents;

(b) Liens for taxes, assessments or governmental charges or levies not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

(c) Liens imposed by law, such as landlords’, wage earners’, carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 45 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d) Liens (i) arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation and (ii) arising pursuant to healthcare benefit programs in the ordinary course of business; provided that the aggregate amount of deposits encumbered by Liens permitted under this Section 10.4(d)(ii) shall not exceed $3,000,000 at any time;

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(e) Liens existing as of the Closing of the sale of the Notes and reflected on Schedule 10.4;

(f) Deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(g) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, utility contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) Easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances and minor title imperfections as to real property of the Parent, the Company and the Subsidiaries which, in the aggregate, are not Material in amount and that do not materially interfere with the ordinary conduct of the business of the Parent, the Company or such Subsidiary conducted at the property subject thereto;

(i) Liens arising by reason of any judgment, decree or order of any court or other governmental authority, but only to the extent and for an amount and for a period not resulting in an Event of Default under Section 11(i);

(j) Liens arising in connection with a Receivables Purchase Facility;

(k) Liens existing on any specific fixed asset of any Subsidiary of the Company at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event;

(l) Liens on any specific fixed asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within six (6) months after the acquisition or completion or construction thereof;

(m) Liens existing on any specific fixed asset of any Subsidiary of the Company at the time such Subsidiary is merged or consolidated with or into the Company or any other Subsidiary and not created in contemplation of such event;

(n) Liens existing on any specific fixed asset prior to the acquisition thereof by the Company or any Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets, other than improvements thereon and proceeds thereof;

(o) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under paragraphs (e) and (k) through (n) of this Section 10.4; provided that (i) such Indebtedness is not secured by any additional assets, other than improvements thereon and proceeds thereof, and (ii) the amount of such Indebtedness secured by any such Lien is not increased;

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(p) Liens securing Permitted Purchase Money Indebtedness; provided that such Liens shall not apply to any property of the Parent, the Company or any Subsidiary other than that purchased with the proceeds of such Permitted Purchase Money Indebtedness other than improvements thereon and proceeds thereof;

(q) Liens in respect of Capital Lease Obligations and Liens arising under any equipment, furniture or fixtures leases or property consignments to the Parent, the Company or any Subsidiary for which the filing of a precautionary financing statement is permitted under the Collateral Documents;

(r) Licenses, leases or subleases granted to others in the ordinary course of business that do not materially interfere with the conduct of the business of the Parent, the Company and the Subsidiaries taken as a whole;

(s) Statutory and contractual landlords’ Liens under leases to which the Parent, the Company or any Subsidiary is a party;

(t) Liens in favor of a banking institution or securities intermediary arising as a matter of applicable law or customary contractual rights encumbering deposits (including the right of set-off) or financial assets held by such banking institutions or securities intermediaries incurred in the ordinary course of business and which are within the general parameters customary in the banking industry or securities industry or customary Liens in favor of providers of credit card processing services that arise by contract in the ordinary course of business;

(u) Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure the payment of customs’ duties in connection with the importation of goods;

(v) Any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement not prohibited by this Agreement;

(w) Liens encumbering cash deposits in an amount not to exceed the greater of (i) $30,000,000 or (ii) 2% of Consolidated Total Assets to secure Permitted Customer Financing Guarantees;

(x) Liens on shares of the Parent’s Capital Stock that have been repurchased by the Parent and held in treasury;

(y) Liens securing Indebtedness permitted under Section 10.5(a);

(z) Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (y) of this Section 10.4, provided that the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Parent, the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders; and

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(aa) Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (z) of this Section 10.4, provided that Priority Debt does not when incurred exceed 15% of Consolidated Total Assets as of the end of the most recently completed Fiscal Quarter, provided, further, that notwithstanding the foregoing, neither the Parent nor the Company shall, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 10.4(aa) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Parent, the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

The holders hereby agree that if any documentation is required to be delivered pursuant to Section 10.4(z) or Section 10.4(aa), so long as no Default or Event of Default exists, documentation in substance and in form the same as the intercreditor agreement and Collateral Agreements in existence on the date of this Agreement and the opinions delivered in connection with this Agreement and the Collateral Agreements will be sufficient to satisfy the requirements of Section 10.4 (z) and Section 10.4(aa).

Section 10.5. Subsidiary Indebtedness. The Parent will not at any time permit any Subsidiary, other than the Company or an SPV, to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

(a) Indebtedness of a Subsidiary that is a Guarantor of the Notes under the Subsidiary Guaranty;

(b) Indebtedness of a Subsidiary outstanding on the date of the Closing that is listed and described in Schedule 10.5 and any extension, refinancing, renewal or refunding thereof; provided that there is no increase in the principal amount of such Indebtedness (plus accrued interest and any applicable premium and associated fees and expenses);

(c) Indebtedness of a Subsidiary owed to the Company or a Wholly Owned Subsidiary;

(d) Indebtedness of a Person outstanding at the time such Person becomes a Subsidiary, provided that (i) such Indebtedness shall not have been incurred in contemplation of such Person becoming a Subsidiary and (ii) immediately after such Person becomes a Subsidiary, no Default or Event of Default shall exist, and any extension, refinancing, renewal or refunding thereof; provided that there is no increase in the principal amount of such Indebtedness (plus accrued interest and any applicable premium and associated fees and expenses);

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(e) Indebtedness arising under Rate Management Transactions;

(f) Amounts owing under Receivables Purchase Facilities; and

(g) Indebtedness of a Subsidiary not otherwise permitted by paragraphs (a) through (f) of this Section 10.5, provided that immediately before and after giving effect thereto and to the application of the proceeds thereof and the concurrent retirement of any other Indebtedness,

(i) no Default or Event of Default exists, and

(ii) Priority Debt does not exceed 15% of Consolidated Total Assets as of the end of the most recently completed Fiscal Quarter.

Section 10.6. Mergers, Consolidations, Etc. The Parent and the Company will not consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

(a) the Company may consolidate or merge with the Parent or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to the Parent, provided that the Parent is the successor or survivor;

(b) each of the Parent and the Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that

(i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Parent or the Company as an entirety, as the case may be, is a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Parent or the Company is not such successor or survivor, such corporation or limited liability company (1) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and, in the case of the Parent, the Parent Guaranty and, in the case of the Company, the Notes, and (2) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized counsel or other counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(ii) each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms, at such time, its obligations under such Subsidiary Guaranty in writing, in the form attached hereto as Schedule 10.6; and

(iii) after giving effect to such transaction, no Default or Event of Default shall exist.

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No such conveyance, transfer, sale or lease of all or substantially all of the assets of the Parent or the Company shall have the effect of releasing the Parent or the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.6 from its liability under this Agreement, the Collateral Documents, the Parent Guaranty, in the case of the Parent, or the Notes, in the case of the Company.

Section 10.7. Sale of Assets. Except as permitted by Section 10.6, the Parent will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a “Disposition”), any assets, in one or a series of transactions, to any Person, other than:

(a) Dispositions in the ordinary course of business;

(b) Dispositions by a Subsidiary to the Parent or a Wholly Owned Subsidiary or by the Parent to a Wholly Owned Subsidiary;

(c) Dispositions pursuant to the Receivables Purchase Documents in connection with Receivables Purchase Facilities;

(d) Dispositions of cash equivalent investments;

(e) Dispositions not otherwise permitted by paragraphs (a) through (d) of this Section 10.7 provided that:

(i) in the good faith opinion of the Parent, the Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged and is in the best interest of the Parent or such Subsidiary;

(ii) immediately after giving effect to the Disposition, no Default or Event of Default shall exist; and

(iii) immediately after giving effect to the Disposition, the aggregate net book value of all assets that were the subject of any Disposition pursuant to this paragraph (e) occurring in the then current Fiscal Year would not exceed 15% of Consolidated Total Assets as of the last day of the most recently ended Fiscal Year of the Parent.

Notwithstanding the foregoing, the Parent may, or may permit a Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in paragraph (e)(iii) of the preceding sentence if, within 365 days of such Disposition, an amount equal to the net proceeds from such Disposition is:

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(A) reinvested in assets used or useful in the existing business of the Parent or a Subsidiary; or

(B) the net proceeds from such Disposition are applied to the payment or prepayment of Senior Indebtedness of the Parent and/or its Subsidiaries (other than intercompany Indebtedness or Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Indebtedness the availability of credit under such credit facility is reduced by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness), provided that the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note.

For purposes of foregoing clause (B), the Company shall offer to prepay (on a Business Day not less than 30 or more than 60 days following such offer) the Notes (in a principal amount which equals the Ratable Portion for such Note as provided above) at a price of 100% of the principal amount of the Notes to be prepaid (without any Make-Whole Amount) together with interest accrued to but excluding the date of prepayment; provided that if any holder of the Notes declines or rejects such offer, the proceeds that would have been paid to such holder shall be offered pro rata to the other holders of the Notes that have accepted the offer. A failure by a holder of Notes to respond in writing not later than 10 Business Days prior to the proposed prepayment date to an offer to prepay made pursuant to this Section 10.7 shall be deemed to constitute a rejection of such offer by such holder. Solely for the purposes of foregoing clause (B), whether or not such offers are accepted by the holders, the entire principal amount of the Notes subject to such offer to prepay shall be deemed to have been prepaid.

Section 10.8. Restriction on Dividends and Other Distributions. The Parent and the Company will not, nor will they permit any Subsidiary to, declare or pay any dividend or make any distribution on its Capital Stock (other than dividends payable in its own Capital Stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that (i) any Subsidiary of the Company may declare and pay dividends and make distributions to the Company or to any other Subsidiary of the Company, (ii) any Subsidiary of the Company which is not a Wholly Owned Subsidiary may pay dividends to its shareholders generally so long as the Company or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such dividends receives at least its proportionate share thereof, (iii) the Company may declare and pay dividends and make distributions to the Parent to enable the Parent to, and the Parent may, (a) pay any income, franchise or like taxes, (b) pay its operating expenses (including, without limitation, legal, accounting, reporting, listing and similar expenses) in an aggregate amount not exceeding $10,000,000 in any Fiscal Year (excluding in any event non-cash charges related to employee compensation or compensation to non-executive members of the Parent’s board of directors) and (c) so long as no Default or Event of Default shall be continuing or result therefrom, repurchase its common stock and warrants and/or redeem or repurchase vested management options, in each case, from directors, officers and employees of the Parent and its Subsidiaries, and (iv) so long as no Default or Event of Default shall be continuing or result therefrom, the Company may make distributions to the Parent and the Parent may redeem, repurchase, acquire or retire an amount of its Capital Stock or warrants or options therefor, or

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declare and pay any dividend or make any distribution on its Capital Stock (all such actions under this clause (iv) collectively, “Distributions”) if, at the time of making such Distribution, the Leverage Ratio (calculated on a pro forma basis based on the Parent’s most recent financial statements delivered pursuant to Section 7.1 and giving effect to such Distribution and any Indebtedness incurred in connection therewith and any Acquisition (including any incurrence of Indebtedness in connection therewith) and Material Disposition (including any reduction of Indebtedness in connection therewith) since the date of such financial statements, as if such Distribution and any such Acquisition and Material Disposition (and any incurrence or reduction of Indebtedness in connection with any of the foregoing) had occurred as of the first day of the four Fiscal Quarter period set forth in such financial statements) is (a) less than to 3.00 to 1.00, on an unlimited basis, and (b) greater than or equal to 3.00 to 1.00, in an amount not greater than the Maximum Payment Amount.

Notwithstanding the foregoing, (i) if at any time the restriction on dividends covenant in the Credit Agreement is amended, replaced or removed, this Section 10.8 shall automatically be amended, replaced or removed so that it shall be identical to the Credit Agreement and (ii) if the Credit Agreement is terminated and not replaced by a successor Credit Agreement, this Section 10.8 shall terminate and be of no further force or effect.

Section 10.9. Nature of Business. The Parent will not, and will not permit any Subsidiary to, engage in any business if, as a result, the Parent and its Subsidiaries, taken as a whole, would cease to be engaged primarily in the Distribution Business.

Section 10.10. Transactions with Affiliates. The Parent will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Parent’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.11. Terrorism Sanctions Regulations. The Parent will and will cause each Subsidiary to comply with all sanctions, prohibitions or requirements imposed by any executive order or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control applicable to such Person, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

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(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Parent or the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10.1 through 10.7; or

(d) the Parent, the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or contained in any Financing Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Parent, the Company or any Subsidiary Guarantor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e) any representation or warranty made in writing furnished pursuant to this Agreement by or on behalf of the Parent or the Company or by any officer of the Parent or the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Parent or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount, or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Parent or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Parent or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (y) one or more Persons have the right to require the Parent or any Subsidiary so to purchase or repay such Indebtedness; or

(g) the Parent, the Company, any Guarantor or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or

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reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Parent, the Company, any Guarantor or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of the Company’s property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent, the Company, any Guarantor or any Significant Subsidiary, or any such petition shall be filed against the Parent, the Company, any Guarantor or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Parent, the Company, any Guarantor or any Significant Subsidiary, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan, other than a standard termination under Section 4041(b) of ERISA, shall have been filed with the PBGC, or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the Parent or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (iv) the Parent or any ERISA Affiliate withdraws from any Multiemployer Plan, or (v) the Parent or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent or any Subsidiary thereunder; and any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

(k) the Parent Guaranty ceases to be in full force and effect or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by the Parent or it renounces any of the same or denies that it has any or further liability thereunder; or

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(l) the Subsidiary Guaranty ceases to be in full force and effect (except in accordance with the provisions of Section 9.7(b)) or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any Person or any of them renounces any of the same or denies that it has any or further liability thereunder; or

(m) any of the Collateral Documents at any time for any reason ceases to be in full force and effect (except in accordance with the provisions of Section 9.7(c)) or shall be declared null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by the Parent or any Subsidiary or any of them shall renounce any of the same or deny that it has any or further liability thereunder

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Parent or the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate, to the extent permitted by applicable law), and (y) any applicable Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company, if any, in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

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Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or in any other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holder or holders of at least 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and any applicable Make-Whole Amount on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and any Make-Whole Amount and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note or by any other Financing Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be

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registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), the Company shall execute and deliver within 10 Business Days, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1, 6.2 and 6.3.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver within 10 Business Days, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

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SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Parent or the Company will pay all reasonable and properly documented out-of-pocket costs and expenses (including reasonable and properly documented attorneys’ fees of one special counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Parent or any Subsidiary or in connection with any work-out or restructuring of

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the transactions contemplated hereby, by the Notes, by the Parent Guaranty, the Subsidiary Guaranty, the Intercreditor Agreement and the Collateral Documents and (c) the costs and expenses, not in excess of $3,000, incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. The Company will pay, and will save each Purchaser or holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Parent Guarantor, the Subsidiary Guaranty or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note; provided, however that all representations and warranties contained herein shall expire upon the indefeasible payment in full of all amounts due in connection with this Agreement. All statements contained in any certificate or other instrument delivered by or on behalf of the Parent or the Company pursuant to this Agreement shall be deemed representations and warranties of the Parent and the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranty and the Collateral Documents embody the entire agreement and understanding between each Purchaser and the Parent and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement, the Notes, the Parent Guaranty and the Subsidiary Guaranty may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of each Purchaser and each holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon satisfaction of the conditions to the Closing that appear in Section 4, or (iii) amend any of Section 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20. The Collateral Documents may be amended, and the observance of any term thereof may be waived (either retroactively or prospectively) in accordance with the provisions of such Collateral Documents or the Intercreditor Agreement, as applicable.

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

Section 17.2 Solicitation of Holders of Notes.

(a) Solicitation. The Parent and the Company will provide each Purchaser and each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Purchaser and each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b) Payment. The Parent and the Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Purchaser or holder of Notes as consideration for or as an inducement to the entering into by any Purchaser or holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Financing Document unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Purchaser and each holder of Notes then outstanding that also enters into any waiver or amendment of any of the terms and provisions hereto. If any such remuneration is paid to any Purchaser or any holder of Notes that for any reason does not enter into any waiver or amendment of any of the terms and provisions hereof, such remuneration shall also be paid to all other non-consenting Purchasers and holders.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to either the Parent, the Company or any Subsidiary or any Affiliate of the Parent and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Parent and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent or the Company and any Purchaser or holder of any Note nor any delay in exercising any rights hereunder or under any Note or any other Financing Document shall operate as a waiver of any rights of any Purchaser or holder of such Note. As used herein, the term “this Agreement” or “the Agreement” and references thereto shall mean this Note Purchase Agreement as it may from time to time be amended or supplemented.

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Financing Document, or have directed the taking of any action provided herein or in the Notes or any other Financing Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, the Parent or any Subsidiary Guarantor, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to such Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Parent or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Parent or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by or on behalf of the Parent or any Subsidiary, or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Parent or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser are a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement or any other Financing Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

In the event that as a condition to receiving access to information relating to the Parent or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Parent and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement, the Collateral Documents and the Intercreditor Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. Notwithstanding any other provision of this Agreement to the contrary, the determination of whether a lease constitutes a capital lease or an

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

operating lease, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense, shall be determined by reference to GAAP as in effect on the date of this Agreement.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the state of New York excluding choice of law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Section 22.7. Jurisdiction and Process; Waiver of Jury Trial. (a) Each of the Parent and the Company irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Parent Guaranty, the Subsidiary Guaranty or the Notes. To the fullest extent permitted by applicable law, each of the Parent and the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each of the Parent and the Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each of the

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

Parent and the Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.8. Holders of Notes to be Bound by Intercreditor Agreement. Each holder of a Note, other than holders of the Notes that are direct parties to the Intercreditor Agreement, by its acceptance of a Note issued pursuant to this Agreement (whether pursuant to Section 13.2 or 13.3) agrees to be bound by all of terms and provisions of the Intercreditor Agreement and, upon request of the Collateral Agent, agrees to provide written confirmation of its agreement to be so bound.

INTENTIONALLY LEFT BLANK

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you, the Company and the Parent.

Very truly yours,

UNITED STATIONERS SUPPLY CO.

By:
Name:

UNITED STATIONERS INC.

By:
Name:

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

This Agreement is accepted and

agreed to as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: Prudential Investment Management, Inc.
(as Investment Manager)

By:
Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: Prudential Investment Management (Japan),
Inc. (as Investment Manager)

By: Prudential Investment Management,
Inc. (as Sub-Adviser)

By:
Vice President

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

This Agreement is accepted and

agreed to as of the date thereof.

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
FARMERS NEW WORLD LIFE INSURANCE COMPANY
PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

This Agreement is accepted and

agreed to as of the date thereof.

METLIFE INSURANCE COMPANY OF CONNECTICUT
by Metropolitan Life Insurance Company, its Investment Manager

METROPOLITAN LIFE INSURANCE COMPANY

By:
Name:
Title:

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

This Agreement is accepted and

agreed to as of the date thereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC as Investment Adviser

By:
Name:
Title:

MASSMUTUAL ASIA LIMITED

By:	Babson Capital Management LLC as Investment Adviser

By:
Name:
Title:

UNITED STATIONERS SUPPLY CO.	Note Purchase Agreement

This Agreement is accepted and

agreed to as of the date thereof.

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By:
Name:
Title:

By:
Name:
Title:

INFORMATION RELATING TO PURCHASERS

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue, Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance	$9,350,000 $7,690,000

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, New York

ABA No.: 021-000-021

Account Name: Prudential Managed Portfolio

Account No.: P86188 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $7,690,000.00)

Account Name: The Prudential – Privest Portfolio

Account No.: P86189 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $9,350,000.00)

Each such wire transfer shall set forth the name of the Company, a reference to “3.75% Secured Senior Notes due 15 January 2021, Security No. INV11715, PPN 913008 A@7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

Address for all notices relating to payments:

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4007

Attention: Manager, Billings and Collections

SCHEDULE A

(to Note Purchase Agreement)

Receipt of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141

Facsimile: (888) 889-3832

All other notices and communications to be addressed as first provided above.

Physical Delivery of Notes

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue, Suite 5600

Chicago, IL 60601

Attention: Armando M. Gamboa

Telephone: (312) 540-4203

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 22-1211670

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD. c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue, Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance	$15,000,000

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No.: 021-000-021

Account No.: P86291 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “3.75% Secured Senior Notes due 15 January 2021, Security No. INV11715, PPN 913008 A@7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No. 021-000-021

Account No. 304199036

Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to “3.75% Secured Senior Notes due 15 January 2021, Security No. INV11715, PPN 913008 A@7” and the due date and application (e.g., type of fee) of the payment being made.

Notices

Address for all notices relating to payments:

The Prudential Life Insurance Company, Ltd.

2-13-10, Nagatacho

Chiyoda-ku, Tokyo 100-0014, Japan

Telephone: 81-3-5501-5190

Facsimile: 81-03-5501-5037

E-mail: osamu.egi@prudential.com

Attention: Osamu Egi, Team Leader of Financial Reporting Team

And email copy to:

Ito_Yuko@gib-life.co.jp

Maki.Ichihari@gib-life.co.jp

Kenji.Inoue@gib-life.co.jp

Address for all other communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue

Suite 5600

Chicago, IL 60601

Attention: Managing Director, Corporate Finance

Physical Delivery of Notes

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue, Suite 5600

Chicago, IL 60601

Attention: Armando M. Gamboa

Telephone: (312) 540-4203

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 98-0433392

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue, Suite 5600

Chicago, IL 60601

Attention: Managing Director, Corporate Finance

$4,970,000 $3,350,000 $1,770,000 $1,070,000

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, New York

ABA No.: 021-000-021

Account Name: PRIAC—SA—New York Carpenters—Privates

Account No. P86337 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $4,970,000.00)

Account Name: PRIAC—SA—Private Placement Fund—Priv—Privates

Account No. P86353 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $3,350,000.00)

Account Name: PRIAC—SA—Health Care Service Corp—Privates

Account No. P86341 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $1,770,000.00)

Account Name: PRIAC—SA—Fuji Stable Value Fund—Privates

Account No. P86355 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $1,070,000.00)

Each such wire transfer shall set forth the name of the Company, a reference to “3.75% Secured Senior Notes due 15 January 2021, Security No. INV11715, PPN 913008 A@7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

Address for all notices relating to payments:

Prudential Retirement Insurance and Annuity Company

c/o Prudential Investment Management, Inc.

Private Placement Trade Management

PRIAC Administration

Gateway Center Four, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Telephone: (973) 802-8107

Facsimile: (888) 889-3832

All other notices and communications to be addressed as first provided above.

Physical Delivery of Notes

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue, Suite 5600

Chicago, IL 60601

Attention: Armando M. Gamboa

Telephone: (312) 540-4203

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-1050034

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

FARMERS INSURANCE EXCHANGE c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue, Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance	$8,225,000

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

ABA: 021000021

Beneficiary Account No: 9009000200

Beneficiary Account Name: JPMorgan Income

Ultimate Beneficiary: P13939 Farmers Insurance Exchange

Each such wire transfer shall set forth the name of the Company, a reference to “3.75% Secured Senior Notes due 15 January 2021, PPN 913008 A@7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

Address for all notices relating to payments:

Farmers

4680 Wilshire Blvd.

Los Angeles, CA 90010

Attention: Treasury

Treasury:

Treasury Manager

323-932-3450

usw.treasury.farmers@farmersinsurance.com

Address for all other communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue

Suite 5600

Chicago, IL 60601

Attention: Managing Director, Corporate Finance

Physical Delivery of Notes

Send physical security by nationwide overnight delivery service to:

Mailing Address (for overnight mail)

JPMorgan Chase Bank, N.A.

Physical Receive Department

4 Chase Metrotech Center

3rd Floor

Brooklyn, NY 11245-0001

Attention: Brian Cavanaugh, Tel. 718-242-0264

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (“P13939—Farmers Insurance Exchange”) and CUSIP information.

Send copy by nationwide overnight delivery service to:

Prudential Capital Group

Gateway Center 2, 10th Floor

100 Mulberry

Newark, NJ 07102

Attention: Trade Management, Manager

Telephone: (973) 367-3141

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 95-2575893

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

FARMERS NEW WORLD LIFE INSURANCE COMPANY c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue, Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance	$4,650,000

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No.: 021000021

Account No.: 9009000200

Account Name: SSG Private Income Processing

For further credit to Account P58834 Farmers NWL

Each such wire transfer shall set forth the name of the Company, a reference to “3.75% Secured Senior Notes due 15 January 2021, PPN 913008 A@7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices of payments and written confirmations of such wire transfers:

investment.accounting@farmersinsurance.com

or

Farmers Insurance Company

Attention: Investment Accounting Team

4680 Wilshire Blvd., 4th Floor

Los Angeles, CA 90010

and

investments.operations@farmersinsurance.com

or

Farmers New World Life Insurance Company

Attention: Investment Operations Team

3003 77th Avenue Southeast, 5th Floor

Mercer Island, WA 98040-2837

Address for all other communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue

Suite 5600

Chicago, IL 60601

Attention: Managing Director, Corporate Finance

Physical Delivery of Notes

Send physical security by nationwide overnight delivery service to:

Overnight delivery

JPMorgan Chase Bank, N.A.

4 Chase Metrotech Center, 3rd Floor

Brooklyn, NY 11245-0001

Attention: Physical Receive Department

Brian Cavanaugh

Telephone: (718) 242-0264

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (“P58834 – Farmers New World Life Private Placement”) and CUSIP information.

Send copy by nationwide overnight delivery service to:

Prudential Capital Group

Gateway Center 2, 10th Floor

100 Mulberry

Newark, NJ 07102

Attention: Trade Management, Manager

Telephone: (973) 367-3141

Name of Nominee in which Notes are to be issued: None

Tax Identification No.: 91-0335750

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

MID CENTURY INSURANCE COMPANY c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue, Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance	$3,525,000

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

ABA: 021000021

Beneficiary Account No: 9009000200

Beneficiary Account Name: JPMorgan Income

Ultimate Beneficiary: G23628 Mid Century Insurance Company

Each such wire transfer shall set forth the name of the Company, a reference to “3.75% Secured Senior Notes due 15 January 2021, PPN 913008 A@7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

Address for all notices relating to payments:

Farmers

4680 Wilshire Blvd.

Los Angeles, CA 90010

Attention: Treasury

Treasury:

Treasury Manager

323-932-3450

usw.treasury.farmers@farmersinsurance.com

Address for all other communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue

Suite 5600

Chicago, IL 60601

Attention: Managing Director, Corporate Finance

Physical Delivery of Notes

Send physical security by nationwide overnight delivery service to:

Mailing Address (for overnight mail)

JPMorgan Chase Bank, N.A.

Physical Receive Department

4 Chase Metrotech Center

3rd Floor

Brooklyn, NY 11245-0001

Attention: Brian Cavanaugh, Tel. 718-242-0264

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (“G23628—Mid Century Insurance Company “) and CUSIP information

Send copy by nationwide overnight delivery service to:

Prudential Capital Group

Gateway Center 2, 10th Floor

100 Mulberry

Newark, NJ 07102

Attention: Trade Management, Manager

Telephone: (973) 367-3141

Name of Nominee in which Notes are to be issued: None

Tax Identification No.: 95-6016640

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

PHYSICIANS MUTUAL INSURANCE COMPANY c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue, Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance	$1,400,000

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Northern Trust Company

Chicago, IL

ABA No.: 071000152

Account Name: Physicians Mutual Insurance Company

Account No.: 26-27099

Each such wire transfer shall set forth the name of the Company, a reference to “3.75% Secured Senior Notes due 15 January 2021, PPN 913008 A@7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices of payments and written confirmations of such wire transfers:

Physicians Mutual Insurance Company

2600 Dodge Street

Omaha, NE 68131

Attention: Steve Scanlan

Facsimile: (402) 633-1096

Address for all other communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue

Suite 5600

Chicago, IL 60601

Attention: Managing Director, Corporate Finance

Physical Delivery of Notes

Send physical security by nationwide overnight delivery service to:

Northern Trust Co

Trade Securities Processing

801 South Canal Street

C1N

Chicago, IL 60607

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (Physicians Mutual Insurance Company-Prudential; 26-27099).

Send copy by nationwide overnight delivery service to:

Prudential Capital Group

Gateway Center 2, 10th Floor

100 Mulberry

Newark, NJ 07102

Attention: Trade Management, Manager

Telephone: (973) 367-3141

Name of Nominee in which Notes are to be issued: How & Co.

Tax Identification No.: 47-0270450

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

METROPOLITAN LIFE INSURANCE COMPANY 1095 Avenue of the Americas New York, New York 10036	$53,000,000

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	002-2-410591
Account Name:	Metropolitan Life Insurance Company
Ref:	United Stationers Supply Co. 3.75% due 1/15/2021

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications:

Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

Physical Delivery of Notes

Original notes delivered to:

Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Nicolette Lopez, Esq.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5581829

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

METROPOLITAN LIFE INSURANCE COMPANY 1095 Avenue of the Americas New York, New York 10036	$7,000,000

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	477931070
Account Name:	Metropolitan Life Insurance Company-Separate Account 714
Ref:	United Stationers Supply Co. 3.75% due 1/15/2021

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications:

Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

Physical Delivery of Notes

Original notes delivered to:

Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Nicolette Lopez, Esq.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5581829

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

METLIFE INSURANCE COMPANY OF CONNECTICUT c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	$1,000,000

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	496559365
Account Name:	MetLife Insurance Company of Connecticut, Separate Account SA (Structured Annuity)
Ref:	United Stationers Supply Co. 3.75% due 1/15/2021

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications:

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

Physical Delivery of Notes

Original notes delivered to:

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Nicolette Lopez, Esq.

Name of Nominee in which Notes are to be issued: MetLife Insurance Company of Connecticut, on behalf of its Separate Account SA (Structured Annuity)

Taxpayer I.D. Number: 06-0566090

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY c/o Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189 Attn: Securities Investment Division	$17,900,000

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as “United Stationers Supply Co., 3.75% Secured Senior Notes due January 15, 2021, PPN 913008 A@7” interest and principal), to:

MassMutual Co-Owned Account

Citibank

New York, New York

ABA # 021000089

Acct # 30510685

RE: Description of security, cusip, principal and interest split

With advice of payment to the Treasury Operations Liquidity Management Department at Massachusetts Mutual Life Insurance Company at mmincometeam@massmutual.com or (413) 226-4295 (facsimile).

Notices

Send Communications and Notices to:	Send Notices on Payments to:

Massachusetts Mutual Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 PO Box 15189 Springfield, MA 01115-5189 Attention: Securities Investment Division	Massachusetts Mutual Life Insurance Company 1295 State Street Springfield, MA 01111 Attn: Marie McCormick, Treasury Operations Liquidity Management

With a copy to: Massachusetts Mutual Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 Springfield, MA 01115 Attn: Securities Investment Division

Electronic delivery of financials and other information to:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2200

Springfield, MA 01115

Attn: Securities Investment Division

With email notification to:

1. privateplacements@babsoncapital.com

2. jwheeler@babsoncapital.com

Physical Delivery of Notes

All securities should be registered to Massachusetts Mutual Life Insurance Company and sent via overnight mail to:

Steven Katz, Counsel

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115-5189

Telephone: 413-226-1059

Facsimile: 413-226-2059

E-mail: skatz@babsoncapital.com

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

MASSMUTUAL ASIA LIMITED c/o Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189 Attn: Securities Investment Division	$1,650,000

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as “United Stationers Supply Co., 3.75% Secured Senior Notes due January 15, 2021, PPN 913008 A@7” interest and principal), to:

Gerlach & Co.

c/o Citibank, N.A.

ABA Number 021000089

Concentration Account 36112805

Attn: Judy Rock

FFC: MassMutual Asia 849195

Name of Security/CUSIP Number

With advice of payment to the Treasury Operations Liquidity Management Department at Massachusetts Mutual Life Insurance Company at mmincometeam@massmutual.com or (413) 226-4295 (facsimile).

Notices

Send Communications and Notices to:	Send Notices on Payments to:

MassMutual Asia Limited c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 PO Box 15189 Springfield, MA 01115-5189 Attention: Securities Investment Division	MassMutual Asia Limited c/o Massachusetts Mutual Life Insurance Company 1295 State Street Springfield, MA 01111 Attn: Marie McCormick, Treasury Operations Liquidity Management

With a copy to: MassMutual Asia Limited c/o Massachusetts Mutual Life Insurance Company 1500 Main Street, Suite 2200 Springfield, MA 01115 Attn: Securities Investment Division

Electronic delivery of financials and other information to:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2200

Springfield, MA 01115

Attn: Securities Investment Division

With email notification to:

1. privateplacements@babsoncapital.com

2. jwheeler@babsoncapital.com

Send Corporate Action Notification to:

Citigroup Global Securities Services

Attn: Corporate Action Dept

3800 Citibank Center Tampa

Building B Floor 3

Tampa, FL 33610-9122

Physical Delivery of Notes

All securities should be registered in Citibank’s nominee name of Gerlach & Co. and sent via overnight mail to:

Citibank NA

399 Park Avenue

Level B Vault

New York, NY 10022

Acct. #849195

With a copy to:

Steven Katz, Counsel

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115-5189

Telephone: 413-226-1059

Facsimile: 413-226-2059

E-mail: skatz@babsoncapital.com

Name of Nominee in which Notes are to be issued: Gerlach & Co.

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY c/o Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189 Attn: Securities Investment Division	$1,450,000

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as “United Stationers Supply Co., 3.75% Secured Senior Notes due January 15, 2021, PPN 913008 A@7” interest and principal), to:

MASSMUTUAL TRUST RPG (MMTRRPG)

Citibank, N.A

New York, New York

ABA # 021000089

Acct Name Concentration Account

Acct # 36112805

FCC: MassMutual Trust Account #240146

RE: Description of security, cusip, principal and interest split

With advice of payment to the Treasury Operations Liquidity Management Department at Massachusetts Mutual Life Insurance Company at mmincometeam@massmutual.com or (413) 226-4295 (facsimile).

Notices

Send Communications and Notices to:	Send Notices on Payments to:

Massachusetts Mutual Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 PO Box 15189 Springfield, MA 01115-5189 Attention: Securities Investment Division	Massachusetts Mutual Life Insurance Company 1295 State Street Springfield, MA 01111 Attn: Marie McCormick, Treasury Operations Liquidity Management

With a copy to: Massachusetts Mutual Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 Springfield, MA 01115 Attn: Securities Investment Division

Electronic delivery of financials and other information to:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2200

Springfield, MA 01115

Attn: Securities Investment Division

With email notification to:

1. privateplacements@babsoncapital.com

2. jwheeler@babsoncapital.com

Physical Delivery of Notes

All securities should be registered to Massachusetts Mutual Life Insurance Company and sent via overnight mail to:

Citibank NA

399 Park Avenue

Level B Vault

New York, NY 10022

Acct. #240146

With a copy to:

Steven Katz, Counsel

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115-5189

Telephone: 413-226-1059

Facsimile: 413-226-2059

E-mail: skatz@babsoncapital.com

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY 1700 Farnam Street Omaha, Nebraska 68102 Attention: Kim Parrott kparrott@woodmen.org	$7,000,000

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as “United Stationers Supply Co., 3.75% Secured Senior Notes due January 15, 2021, PPN 913008 A@7” interest and principal), to:

Northern CHGO/Trust

ABA # 071000152

Credit Wire Account #5186041000

Account #26-58056

Account Name: Woodmen of the World Life Insurance Society-General

Swift# CNORUS44

RE: Wire must identify payment by PPN#, with breakdown of principal/interest amounts.

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Physical Delivery of Notes

Woodmen of the World Life Insurance Society

Attention: Kim Parrott

1700 Farnam Street

Omaha, Nebraska 68102

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 47-0339250

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after July 8, 2013, by which the Parent or any of its Subsidiaries (i) acquires any going concern business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires from one or more Persons (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of any Person.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Parent.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(e).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that shall have been or should be recorded as a capitalized lease in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person, the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation in a Person that confers on the holder the right to receive a share of the profits and losses of, or distributions of assets of, such Person.

SCHEDULE B

(to Note Purchase Agreement)

“Cash Equivalent Investments” means (i) obligations of, or fully guaranteed by, the United States of America having maturities of not more than one year from the date of acquisition thereof, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (v) money market funds that (a) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (b) are rated AA by S&P or Aa by Moody’s and (c) have portfolio assets of at least $5,000,000,000, (vi) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 90 days from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s and (vii) repurchase obligations with a term of not more than 30 days underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the qualifications specified in clause (iv) above.

“Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Parent having ordinary voting power for the election of directors; (ii) the Parent shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances (other than Liens in favor of the Collateral Agent), all of the outstanding shares of voting stock of the Company and, other than pursuant to a transaction otherwise permitted under this Agreement, the Subsidiary Guarantors, on a fully diluted basis; or (iii) the majority of the board of directors of the Parent fails to consist of Continuing Directors.

“CISADA” is defined in Section 5.16(a).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Intercreditor Agreement and its successors and assigns in such capacity.

“Collateral Documents” means all agreements, instruments or documents entered into by the Parent or a Subsidiary creating Liens securing the Notes and other obligations payable by the Parent or any Subsidiary pursuant to this Agreement, the Subsidiary Guaranty, the Parent Guaranty or the Credit Agreement, including those specifically referenced in the Intercreditor Agreement, as such agreements or documents may hereafter be amended, modified or restated.

“Company” means United Stationers Supply Co., an Illinois corporation.

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means, with respect to any period, (A) Consolidated Net Income for such period, plus (B) to the extent deducted from revenues in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) losses attributable to equity in Affiliates, (vi) non-cash charges related to employee compensation, (vii) any extraordinary non-cash or nonrecurring non-cash charges or losses, (viii) fees, costs and expenses incurred in connection with Acquisitions in an aggregate amount not to exceed $10,000,000 in any fiscal year and (ix) in connection with any Qualifying Permitted Acquisition or Material Disposition, calculated on a pro forma basis based on the Parent’s most recent financial statements delivered pursuant to Section 7.1 (1) any cost savings and expenses that relate to such Qualifying Permitted Acquisition or Material Disposition in accordance with Article 11 of Regulation S-X under the Securities Act, and (2) any demonstrable cost-savings and operating expense reductions (net of continuing associated expenses) that relate to such Qualifying Permitted Acquisition or Material Disposition or are reasonably anticipated by the Company to be achieved in connection with such Qualifying Permitted Acquisition or Material Disposition within the 12-month period following the consummation thereof, which the Company determines in good faith are reasonable and which are so set forth in a certificate of a financial officer of the Company delivered to the holders of Notes; provided that amounts added back pursuant to this subclause (2) shall be permitted only to the extent to the aggregate additions under subclauses (1) and (2) for such period do not exceed 10% of the amount which could have been included in Consolidated EBITDA in the absence of the adjustment under this clause (ix), minus (C) to the extent included in Consolidated Net Income for such period, any extraordinary non-cash or nonrecurring non-cash gains, all calculated for the Parent and its Subsidiaries on a consolidated basis.

Solely for the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period, the Parent or any of its Subsidiaries shall have made any Material Disposition, Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, in each case, calculated on a pro forma basis based on the Parent’s most recent financial statements delivered pursuant to Section 7.1

“Consolidated Funded Indebtedness” means, at any time, with respect to any Person, without duplication, the sum of (i) the aggregate dollar amount of Consolidated Indebtedness for borrowed money owing by such Person or for which such Person is liable which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time (other than obligations in respect of Rate Management Transactions), plus (ii) the aggregate undrawn amount of all standby Letters of Credit at such time for which such Person or any of its Subsidiaries is the account party or is otherwise liable (other than standby Letters of Credit in an amount up to $10,000,000 issued to support worker’s compensation obligations of the Parent, the Company or any Subsidiary Guarantor and other than Letters of Credit supporting any other component of this definition), plus (iii) the aggregate principal component of Capital Lease Obligations owing by such Person and its Subsidiaries on a consolidated basis or for which such Person or any of its Subsidiaries is otherwise liable, plus (iv) all Off-Balance Sheet Liabilities of such Person and its Subsidiaries on a consolidated basis, plus (v) all Disqualified Stock of such Person and its Subsidiaries on a consolidated basis.

“Consolidated Indebtedness” means, at any time, with respect to any Person, the Indebtedness of such Person and its Subsidiaries, calculated on a consolidated basis as of such time in accordance with GAAP.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Parent and its Subsidiaries calculated on a consolidated basis in accordance with GAAP for such period (net of interest income), including yield or any other financing costs resembling interest that are payable under any Receivables Purchase Facility.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and on a first in first out basis of inventory valuation.

“Consolidated Net Worth” means, as of any date, the consolidated stockholders’ equity of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and on a first in first out basis of inventory valuation.

“Consolidated Total Assets” means, as of any date, the assets and properties of the Parent and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” means, with respect to any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership unless the underlying obligation is expressly made non-recourse to such general partner; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of the Contingent Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the date of this Agreement, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that if any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction and who was not a Continuing Director prior thereto, together with all other individuals so elected or nominated in connection with such merger, consolidation, acquisition or similar transaction who were not Continuing Directors prior thereto, constitute a majority of the members of the board of directors of such Person, such individual shall not be a Continuing Director.

“Control Event” means the execution of any written agreement that, when fully performed in accordance with the terms thereof by the parties thereto, would result in a Change of Control and shall not include letters of intent or similar arrangements or understandings.

“Covenant Holiday” is defined in Section 10.1.

“Credit Agreement” means the Fourth Amended and Restated Five-Year Revolving Credit Agreement dated as of July 8, 2013 among the Company, as borrower, the Parent, as credit party, U.S. Bank, National Association and Wells Fargo Bank, National Association, as Syndication Agents, Bank of America, N.A. and PNC Bank, National Association as Documentation Agents, and JPMorgan Chase Bank, National Association, as Administrative Agent, and the other lenders party thereto, as such agreement may be hereafter amended, modified, restated, supplemented, replaced, refinanced, increased or reduced from time to time, and any successor credit agreement or similar facility.

“Default” means an event or condition the occurrence or existence of which if it continues uncured would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of such Note or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” is defined in Section 10.7.

“Disqualified Stock” means any preferred or other capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the scheduled maturity date of the Notes.

“Distribution Business” means (i) the distribution of products, including but not limited to, technology products, office products, janitorial/sanitation products, foodservice consumables, office furniture, and safety products, (ii) any activity necessary, appropriate or incidental to the activities described in the preceding clause (i) of this definition, including but not limited to delivering, installing and servicing the products the Company or any Subsidiary sells; and (iii) any business related, ancillary or complementary to or arising from the foregoing.

“Domestic Subsidiary” means any Subsidiary of any Person that is not a Foreign Subsidiary.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing Documents” means this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranties, the Collateral Documents and the Intercreditor Agreement.

“Fiscal Quarter” means each fiscal quarter of the Parent and its Subsidiaries.

“Fiscal Year” means each fiscal year of the Parent and its Subsidiaries.

“Foreign Subsidiary” means (i) any Subsidiary of any Person that is not organized under the laws of a jurisdiction located in the United States of America and (ii) any Subsidiary of a Person described in clause (i) hereof that is organized under the laws of a jurisdiction located in the United States of America.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any jurisdiction in which the Parent or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“INHAM Exemption” is defined in Section 6.3(e).

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) obligations for borrowed money which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person;

(b) obligations representing the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade and accrued expenses in connection with the provision of services incurred in the ordinary course of such Person’s business);

(c) Indebtedness of others, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person (provided that the amount of any such Indebtedness at any time shall be deemed to be the lesser of (i) such Indebtedness at such time and (ii) the fair market value of such property, as determined by such Person in good faith at such time);

(d) financial obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments;

(e) obligations to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property;

(f) Capital Lease Obligations;

(g) Contingent Obligations of such Person in respect of any Indebtedness,

(h) reimbursement obligations under Letters of Credit, bankers’ acceptances, surety bonds and similar instruments;

(i) Off-Balance Sheet Liabilities;

(j) Net Mark-to-Market Exposure under Rate Management Transactions; and

(k) Disqualified Stock.

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of $5,000,000 or more in aggregate principal amount of the Notes (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of October 15, 2007 among the Collateral Agent, JPMorgan Chase Bank, N.A., as agent for the lenders under the Credit Agreement, the holders of certain notes and any other holder of Eligible Additional Senior Secured Indebtedness (as defined therein), as such agreement may be hereafter amended, modified, restated, supplemented or replaced.

“Letter of Credit” in respect of any Person means, a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or, without duplication, for which such Person has a reimbursement obligation.

“Leverage Ratio” is defined in Section 10.1.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention agreement).

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, financial condition, assets or properties of the Parent and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or the Notes, (c) the ability of the Parent to perform its obligations under this Agreement or the Parent Guaranty, or (d) the validity or enforceability of this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranty or any Collateral Document.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a) the Credit Agreement (including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof referred to in the definition of “Credit Agreement”); and

(b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Parent or any Subsidiary, or in respect of which the Parent or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $75,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility;

provided that in no event shall any Receivables Purchase Facility constitute a Material Credit Facility hereunder.

“Material Disposition” means any sale or other disposition or series of related sales or dispositions by the Parent or any Subsidiary of (1) any equity interests of a Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Parent or a Subsidiary), or (2) all or substantially all of the assets of any division or line of business of the Parent or any Subsidiary, in each case, that yields gross proceeds to the Parent or any of its Subsidiaries in excess of $25,000,000 and excluding, in each case, (x) a sale or other disposition by a Subsidiary to the Parent or the Parent or a Subsidiary to a Subsidiary, and (y) dispositions of cash or Cash Equivalent Investments in the ordinary course of business.

“Material Indebtedness” means any Indebtedness in an outstanding principal amount of $25,000,000 or more in the aggregate.

“Maturity Date” is defined in the first paragraph of each Note.

“Maximum Payment Amount” means, in any Fiscal Quarter, an amount equal to the greater of (i) 105% of the amount of cash dividends issued by the Parent in the Parent’s immediately preceding Fiscal Quarter and (b) 20% of the Parent’s Consolidated Net Income (if positive) for the immediately preceding Fiscal Quarter.

“Memorandum” is defined in Section 5.3.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA) that is covered by Title IV of ERISA and to which the Parent or any ERISA Affiliate is obligated to contribute.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.3(a).

“Net Mark-to Market Exposure” means, with respect to any Person, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“Notes” is defined in Section 1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Off-Balance Sheet Liabilities” means, with respect to a Person, without duplication, the principal component of (i) any Receivables Purchase Facility or any other repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person (other than the sale or disposition in the ordinary course of business of accounts or notes receivable in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables)) or (ii) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person; provided that “Off-Balance Sheet Liabilities” shall not include the principal component of the foregoing if such principal component (a) is otherwise reflected as a liability on such Person’s consolidated balance sheet or (b) is deducted from revenues in determining such Person’s consolidated net income but is not thereafter added back in calculating such Person’s Consolidated EBITDA.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Parent whose responsibilities extend to the subject matter of such certificate.

“Parent” means United Stationers Inc., a Delaware corporation.

“Parent Guaranty” is defined in Section 1.2(a)(i).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Customer Financing Guarantees” means any guaranty or repurchase or recourse obligations of the Company or any Subsidiary, incurred in the ordinary course of business, in respect of Indebtedness incurred by a customer of the Company or any Subsidiary.

“Permitted Purchase Money Indebtedness” means secured or unsecured purchase money Indebtedness (including Capital Leases) incurred by the Parent, the Company or any Subsidiary after the date of the Closing to finance the acquisition of assets used in its business.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA), other than a Multiemployer Plan, subject to Title IV of ERISA as to which the Parent or any ERISA Affiliate may have reasonably be expected to have any liability.

“Priority Debt” means, as of any date, the sum (without duplication) of (a) Indebtedness of the Parent and the Company secured by Liens not otherwise permitted by Section 10.4(a) through (z) and (b) Indebtedness (other than Indebtedness in respect of receivables securitizations) of Subsidiaries other than the Company not otherwise permitted by Section 10.5(a) through (e).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible, intangible, or mixed, or other assets owned, leased or operated by such Person.

“Proposed Prepayment Date” is defined in Section 8.3(c).

“PTE” is defined in Section 6.3(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and the Parent and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchase Price” means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness incurred or assumed in connection with such Acquisition, but exclusive of the value of any capital stock or other equity interests of the Parent, the Company or any Subsidiary issued as consideration for such Acquisition.

“QPAM Exemption” is defined in Section 6.3(d).

“Qualified Institutional Buyer” means any Person that is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualifying Permitted Acquisition” means an Acquisition in which the cash portion of the Purchase Price is greater that $25,000,000.

“Ratable Portion” means, with respect to any Disposition and any Note, an amount equal to the product of (x) the amount equal to the net proceeds being so applied to the prepayment of Senior Indebtedness in accordance with Section 10.7(e)(B) as a result of such Disposition, multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company and its Subsidiaries then outstanding that by its terms then requires the Company to prepay (or to offer to prepay) such Indebtedness as a result of such Disposition.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Parent, the Company or a Subsidiary which is a rate swap, basis swap, forward rate transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices or equity prices.

“Receivables Purchase Documents” means any series of receivables purchase or sale agreements, servicing agreements and other related agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which the Parent, the Company or any of its Subsidiaries, in their respective capacities as sellers or transferors of any receivables, sell or transfer, directly or indirectly, to SPVs all of their respective right, title and interest in and to (but not their obligations under) certain receivables for further sale or transfer (or granting of Liens to other purchasers of or investors in such assets or interests therein (and the other documents, instruments and agreements executed in connection therewith)), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

“Receivables Purchase Facility” means any securitization facility made available to the Parent, the Company or any of its Subsidiaries, pursuant to which receivables of the Parent, the Company or any of its Subsidiaries are transferred, directly or indirectly, to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (i) prior to the Closing, the Purchasers, and (ii) on or after the Closing, at least two of the holders of more than 50% in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Parent with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Parent.

“Senior Indebtedness” means, as of the date of any determination thereof, all Indebtedness ranking pari passu in right of payment with the Notes.

“Significant Subsidiary” means any Subsidiary of the Parent that is a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission.

“Source” is defined in Section 6.3.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies Inc., and any successor thereto.

“SPV” means any special purpose entity established for the purpose of purchasing receivables in connection with any one or more transactions involving the securitization of such receivables permitted under the terms of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent.

“Subsidiary Guarantor” is defined in Section 1.2(a)(ii).

“Subsidiary Guaranty” is defined in Section 1.2(a)(ii).

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Transition Period” means the period commencing on the date the Parent or any Subsidiary makes a Qualified Permitted Acquisition of any Person or line of business and ending on the last day of the fourth full fiscal quarter following the date of the consummation of such Qualified Permitted Acquisition.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Voting Stock” means, with respect to any Person, any class of shares of stock or other equity interests of such Person having general voting power under ordinary circumstances to elect a majority of the board of directors or other managing entities, as appropriate, of such Person (irrespective of whether or not at the time stock of any other class or classes or other equity interests of such Person shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means, at any time, any Subsidiary 100% of all of the Voting Stock (except directors’ qualifying shares and other minority shares held solely to satisfy organization requirements of the applicable jurisdiction) and voting interests of which are owned by any one or more of the Parent and its Wholly Owned Subsidiaries at such time.

DISCLOSURE

None.

SCHEDULE 5.3

(to Note Purchase Agreement)

ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Owner	Percentage
United Stationers Supply Co.	Illinois	United Stationers Inc.	100%
Lagasse, LLC	Illinois	United Stationers Supply Co.	100%
MBS Dev, Inc.	Colorado	United Stationers Supply Co.	100%
ORS Nasco, LLC	Illinois	United Stationers Supply Co.	100%
Oklahoma Rig, Inc.	Oklahoma	ORS Nasco, LLC	100%
Oklahoma Rig & Supply Co. Trans., Inc.	Oklahoma	ORS Nasco, LLC	100%
United Stationers Financial Services LLC	Illinois	United Stationers Supply Co.	100%
United Stationers Receivables, LLC	Illinois	United Stationers Financial Services LLC	100%
United Stationers Management Services LLC	Illinois	United Stationers Supply Co.	100%
Azerty de Mexico, S.A. de C.V.	Mexico	United Stationers Supply Co.	100%
United Stationers Hong Kong Limited	Hong Kong	United Stationers Supply Co.	100%
United Worldwide Limited	Hong Kong	United Stationers Hong Kong Limited	100%
O.K.I. SUPPLY, LLC	Illinois	ORS Nasco, LLC	100%
O.K.I. DATA, INC.	Ohio	O.K.I. SUPPLY, LLC	100%
OKI MIDDLE EAST HOLDING CO.	Ohio	O.K.I. SUPPLY, LLC	100%
OKI BERING CANADA INC.	Ontario	O.K.I. SUPPLY, LLC	100%
OKI Bering Middle East FZE	Jebel Ali Free Zone Authority	OKI MIDDLE EAST HOLDING CO.	100%

SCHEDULE 5.4

(to Note Purchase Agreement)

FINANCIAL STATEMENTS

The Financial Statements filed with the Parent’s Annual Report on Form 10-K for the fiscal years ended December 31, 2011 through 2012, inclusive.

The Financial Statements filed with the Parent’s Form 10-Q for the quarterly period ended June 30, 2013.

SCHEDULE 5.5

(to Note Purchase Agreement)

USE OF PROCEEDS

$135 million of the proceeds from the sale of the Notes will be used to repay the floating rate senior secured notes due October 15, 2014 issued by United Stationers Supply Co. The remaining net proceeds will be used to reduce borrowings under the Fourth Amended and Restated Five-Year Revolving Credit Agreement referenced on Schedule 5.15.

SCHEDULE 5.14

(to Note Purchase Agreement)

EXISTING INDEBTEDNESS

Existing Indebtedness1 as of October 31, 2013 (unless otherwise noted)

1.	Fourth Amended and Restated Five-Year Revolving Credit Agreement dated as of July 8, 2013 between United Stationers Supply Co., as the borrower, United Stationers Inc., as a credit party, and certain listed financial institutions and JPMorgan Chase Bank, N.A. for an aggregate committed principal availability amount of $700,000,000. The outstanding principal amount owed as of October 31, 2013 was $195,000,000.

2.	$135,000,000 of floating rate senior secured notes due October 15, 2014 issued by the Company.

3.	Guaranty (as amended May 25, 2011) by the Company of the trade credit obligations owed by Azerty de Mexico S.A. de CV to the Hewlett Packard Company, its affiliates, subsidiaries and associated companies.

4.	Receivables securitization program among the Company, United Stationers Financial Services LLC, United Stationers Receivables, LLC, PNC Bank, National Association and Bank of Tokyo-Mitsubishi UFJ, Ltd. The maximum available funding amount under the securitization program is $200,000,000. The outstanding principal amount owed as of October 31, 2013 was $200,000,000.

5.	Intercompany indebtedness owed by Azerty de Mexico S.A. de C.V. to the Company of $7,802,000 as of October 31, 2013.

6.	Intercompany indebtedness owed by OKI Bering Canada, Inc. to ORS Nasco, LLC of $26,000 as of October 31, 2013.

7.	Intercompany indebtedness owed by United Stationers Hong Kong Limited to United Stationers Management Services LLC of $55,000 as of October 31, 2013.

8.	Credit facilities provided by the Royal Bank of Canada to OKI Bering Canada, Inc. pursuant to agreement dated July 18, 2011 as follows:

a. Revolving demand facility up to a maximum of C$3,500,000.

b. Fixed rate term loan maturing January 31, 2004 with a balance outstanding of C$853,777.23 as of October 31, 2013.

c. Visa business line maximum of $280,000 in Canadian or U.S. Currency.

9.	Indebtedness consisting of reimbursement obligations under the letters of credit described on the following page.

[1]	Note that intercompany indebtedness among the Parent, the Company and the Subsidiary Guarantors is not reflected on this schedule.

SCHEDULE 5.15

(to Note Purchase Agreement)

OUTSTANDING LETTERS OF CREDIT

AS OF NOVEMBER 15, 2013

					Issue	Expiration
Letter of Credit #	Issuer	Applicant	Beneficiary	Amount	Date	Date
NZS634211	Wells Fargo Bank N.A.	United Stationers Supply Co.	Sentry Insurance	$1,000,000.00	1/9/2009	1/6/2014
NZS634262	Wells Fargo Bank N.A.	United Stationers Supply Co.	Lumbermens Mutual Casualty Company for and on behalf of American Manufacturers Mutual Insurance Company, American Motorists Insurance Company, American Protection Insurance Company	$714,000.00	1/12/2009	1/6/2014
NZS634212	Wells Fargo Bank, N.A.	United Stationers Supply Co.	Travelers Indemnity Co.	$9,425,000.00	1/9/2009	1/6/2014

TOTAL LETTERS OF CREDIT				$11,139,000.00

5.15-2

LIENS

1.	Liens securing the senior secured notes described on Schedule 5.15.

2.	Liens securing the credit facilities provided by the Royal Bank of Canada described on Schedule 5.15.

United Stationers Supply Co.

1.	Lien in favor of US Express Leasing related to specific equipment.

2.	Lien in favor of US Bancorp related to specific equipment.

3.	Lien in favor of NER Data Products, Inc. on all of the Company’s interest in shares of common stock of NER Data Corporation.

4.	Lien in favor of Raymond Leasing Corporation related to leased equipment.

MBS DEV, Inc.

1.	Lien in favor of Webbank related to leased equipment.

SCHEDULE 10.4

(to Note Purchase Agreement)

SUBSIDIARY INDEBTEDNESS

Any subsidiary Indebtedness is shown on SCHEDULE 5.15 – INDEBTEDNESS.

SCHEDULE 10.5

(to Note Purchase Agreement)

FORM OF

AFFIRMATION OF SUBSIDIARY GUARANTY

Each of the undersigned hereby ratifies and confirms, in all respects, each and every obligation and covenant made by it in the [Guaranty dated as of             ] (the “Subsidiary Guaranty”) executed by each of the undersigned in favor of the holders of Notes issued under the Note Purchase Agreement and that the Subsidiary Guaranty remains the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms. Capitalized terms not otherwise herein defined shall have the meanings attributed to them in the Subsidiary Guaranty.

Date: [                    ]

[NAME OF GUARANTOR]

By
Name:
Title:

SCHEDULE 10.6

(to Note Purchase Agreement)

[FORM OF SECURED SENIOR NOTE]

THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

UNITED STATIONERS SUPPLY CO.

3.75% Secured Senior Note due January 15, 2021

No. R-[ ]	[Date]

$[ ]	PPN: 913008 A@7

FOR VALUE RECEIVED, the undersigned, UNITED STATIONERS SUPPLY CO. (herein called the “Company”), a corporation organized and existing under the laws of the State of Illinois and a wholly owned Subsidiary of the Parent (as such term is defined below), promises to pay to [            ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on January 15, 2021 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.75% per annum from the date hereof, payable semiannually, on the 15th day of January 15 and July 15 in each year, commencing with the January 15 and July 15 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.75% or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand); provided that the rate of interest on this Note is subject to increase pursuant to Section 1.3 of the Note Purchase Agreement (as defined below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York as or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of November 25, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company, United Stationers Inc. (the “Parent”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Sections 6.1, 6.2 and 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of Guaranties dated as of November 25, 2013 of the Parent and of certain Subsidiaries of the Parent. The Notes also are secured by a pledge of collateral under the Collateral Documents. Reference is made to the Collateral Documents for a description of the property pledged and the rights of holders of the Notes in respect of such property.

An incorporator, director, officer, employee or stockholder, as such, of the Company, the Parent or any Subsidiary Guarantor shall not have any liability for any obligations of the Company, the Parent or a Subsidiary Guarantor under the Notes, the Parent Guaranty or the Subsidiary Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

UNITED STATIONERS SUPPLY CO.

By:
Name:
Title:

1.2-2

PARENT GUARANTY

THIS GUARANTY (this “Guaranty”) dated as of November 25, 2013 is made by UNITED STATIONERS INC., a Delaware corporation (the “Guarantor”), in favor of the holders from time to time of the Notes hereinafter referred to, including each purchaser named in the Note Purchase Agreement hereinafter referred to, and their respective successors and assigns (collectively, the “Holders” and each individually, a “Holder”).

WITNESSETH:

WHEREAS, UNITED STATIONERS SUPPLY CO., an Illinois corporation (the “Company”), the Guarantor and the initial Holders have entered into a Note Purchase Agreement dated as of November 25, 2013 (the Note Purchase Agreement as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the “Note Purchase Agreement”);

WHEREAS, the Note Purchase Agreement contemplates the issuance by the Company of Notes (as defined in the Note Purchase Agreement);

WHEREAS, the Company is a wholly owned Subsidiary of the Guarantor and the Guarantor will derive substantial benefits from the purchase by the Holders of the Notes;

WHEREAS, it is a condition precedent to the obligation of the Holders to purchase the Notes that the Guarantor shall have executed and delivered this Guaranty to the Holders; and

WHEREAS, the Guarantor desires to execute and deliver this Guaranty to satisfy the conditions described in the preceding paragraph;

NOW, THEREFORE, in consideration of the premises and other benefits to the Guarantor, and of the purchase of the Notes by the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor makes this Guaranty as follows:

SECTION 1. DEFINITIONS.

Any capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Note Purchase Agreement.

SECTION 2. GUARANTY.

The Guarantor unconditionally and irrevocably guarantees to the Holders the due, prompt and complete payment by the Company of the principal of, Make-Whole Amount and interest on (including interest accruing or becoming owing subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Company), and each other amount due under, the Notes and the Note Purchase Agreement, when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by declaration or

EXHIBIT 1.2(a)(i)

(to Note Purchase Agreement)

otherwise) in accordance with the terms of the Notes and the Note Purchase Agreement (the Notes and the Note Purchase Agreement being sometimes hereinafter collectively referred to as the “Note Documents” and the amounts payable by the Company under the Note Documents, and all other monetary obligations of the Company thereunder (including any reasonable attorneys’ fees and expenses), being sometimes collectively hereinafter referred to as the “Obligations”). This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable, the Guarantor, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Holders under the terms of such Note Documents, in lawful money of the United States, at the place specified in the Note Purchase Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under such Note Documents) on any amount due and owing from the Company. The Guarantor, promptly after demand, will pay to the Holders the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel.

SECTION 3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

The obligations of the Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of the Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim the Guarantor or any other person may have against the Company or any other person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever other than the indefeasible payment in full of the Obligations (whether or not the Guarantor or the Company shall have any knowledge or notice thereof), including:

(a) any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Note Documents or any other instrument or agreement applicable to any of the parties to any of the Note Documents;

(b) any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any person to perfect any interest in any collateral;

(c) any failure, omission or delay on the part of the Company to conform or comply with any term of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to the Guarantor of the occurrence of a “Default” or an “Event of Default” under any Note Document;

(d) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Note Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other

1-2(a)(i)-2

action or inaction under or in respect of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

(e) any failure, omission or delay on the part of any of the Holders to enforce, assert or exercise any right, power or remedy conferred on such Holder in this Guaranty, or any such failure, omission or delay on the part of such Holder in connection with any Note Document, or any other action on the part of such Holder;

(f) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Company, the Guarantor or to any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(g) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Note Documents or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

(h) any merger or consolidation of the Company or the Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Company or the Guarantor to any other person;

(i) any change in the ownership of any shares of capital stock of the Company or any change in the corporate relationship between the Company and the Guarantor, or any termination of such relationship;

(j) any release or discharge, by operation of law, of any other guarantor from the performance or observance of any obligation, covenant or agreement contained in any other guarantee of the Note Documents or the Obligations; or

(k) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

SECTION 4. FULL RECOURSE OBLIGATIONS.

The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties.

1-2(a)(i)-3

SECTION 5. WAIVER.

The Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in Section 3, (b) notice to the Guarantor of the incurrence of any of the Obligations, notice to the Guarantor or the Company of any breach or default by the Company with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Holders against the Guarantor, (c) presentment to or demand of payment from the Company or the Guarantor with respect to any amount due under any Note Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the Holders of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Note Document or otherwise, (e) any requirement of diligence on the part of any of the Holders, (f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Note Document, (g) any notice of any sale, transfer or other disposition by any of the Holders of any right, title to or interest in the Note Purchase Agreement or in any other Note Document and (h) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

SECTION 6. SUBROGATION, CONTRIBUTION, REIMBURSEMENT OR INDEMNITY.

Until all Obligations have been indefeasibly paid in full, the Guarantor agrees not to take any action pursuant to any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including section 509 thereof, under common law or otherwise) of any of the Holders against the Company or against any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations. Until all Obligations have been indefeasibly paid in full, the Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company which may have arisen in connection with this Guaranty. So long as the Obligations remain, if any amount shall be paid by or on behalf of the Company to the Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by the Guarantor in trust, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Holders (duly endorsed by the Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine.

SECTION 7. EFFECT OF BANKRUPTCY PROCEEDINGS, ETC.

This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Holders pursuant to the terms of the Note Purchase Agreement or any other Note Document is rescinded or must otherwise be restored or returned by the Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or other person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal

1-2(a)(i)-4

amount of the Notes shall at any time have occurred and be continuing and one or more Holders shall have attempted to accelerate the maturity of the principal amount of the Notes pursuant to and in compliance with Section 12.1 of the Note Purchase Agreement, or an event shall have occurred that pursuant to Section 12.1 of the Note Purchase Agreement purportedly results in the automatic acceleration of the maturity of the principal amount of the Notes, and in either such case such acceleration shall at such time be prevented by reason of the pendency against the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement or other applicable Note Document, and the Guarantor shall forthwith pay such principal amount, Make-Whole Amount, if any, and interest thereon and any other amounts guaranteed hereunder without further notice or demand.

SECTION 8. TERM OF AGREEMENT.

This Guaranty and all guaranties, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be paid and performed in full and all of the agreements of the Guarantor hereunder shall be duly paid and performed in full.

SECTION 9. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid), or by a recognized overnight delivery service (with charges prepaid) (a) if to the Company or any Holder at the address set forth in the Note Purchase Agreement or (b) if to the Guarantor, in care of the Company at the Company’s address set forth in the Note Purchase Agreement, or in each case at such other address as the Company, any Holder or such Guarantor shall from time to time designate in writing to the other parties. Any notice so addressed shall be deemed to be given when actually received.

SECTION 10. SURVIVAL.

All warranties, representations and covenants made by the Guarantor herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any of the Holders. All statements in any such certificate or other instrument shall constitute warranties and representations by such Guarantor hereunder.

1-2(a)(i)-5

SECTION 11. JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.

(a) The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Parent Guaranty, the Note Purchase Agreement or the Notes. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding solely of the nature referred to in Section 11(a) by mailing a copy thereof by registered, certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 9, to it. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 11 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The Guarantor waives trial by jury in any action brought on or with respect to this Agreement, the notes or any other document executed in connection herewith or therewith.

SECTION 12. MISCELLANEOUS.

Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guaranty shall be binding upon, and inure to the benefit of, the Guarantor and the Holders and their respective successors and assigns. No term or provision of this Guaranty may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Guarantor and the Required Holders. The section and paragraph headings in this Guaranty are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

1-2(a)(i)-6

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

UNITED STATIONERS INC.

By:
Name:
Title:

1-2(a)(i)-7

SUBSIDIARY GUARANTY

THIS GUARANTY (this “Guaranty”) dated as of November 25, 2013 is made by each of the undersigned (each being a “Guarantor”), in favor of the holders from time to time of the Notes hereinafter referred to and their respective successors and assigns (collectively, the “Holders” and each individually, a “Holder”).

WITNESSETH:

WHEREAS, UNITED STATIONERS SUPPLY CO., an Illinois corporation (the “Company”), UNITED STATIONERS INC., a Delaware corporation and the owner of all of the issued and outstanding stock of the Company (the “Parent”), and the initial Holders have entered into a Note Purchase Agreement dated as of November 25, 2013 (the Note Purchase Agreement as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the “Note Purchase Agreement”);

WHEREAS, the Note Purchase Agreement contemplates the issuance by the Company of Notes (as defined in the Note Purchase Agreement);

WHEREAS, the Parent or Company directly or indirectly owns all of the issued and outstanding capital stock of each Guarantor and, by virtue of such ownership and otherwise, such Guarantor has derived or will derive substantial benefits from the purchase by the Holders of the Notes;

WHEREAS, it is a requirement of the Note Purchase Agreement that each Guarantor execute and deliver this Guaranty to the Holders; and

WHEREAS, each Guarantor desires to execute and deliver this Guaranty to satisfy the requirement described in the preceding paragraph;

Now, THEREFORE, in consideration of the premises and other benefits to each Guarantor, and of the purchase of the Notes by the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, each Guarantor makes this Guaranty as follows:

SECTION 1. DEFINITIONS.

Any capitalized terms not otherwise herein defined shall have the meanings attributed to them in the Note Purchase Agreement.

SECTION 2. GUARANTY.

Each Guarantor, jointly and severally with each other Guarantor, unconditionally and irrevocably guarantees to the Holders the due, prompt and complete payment by the Company of the principal of, Make-Whole Amount, if any, and interest on (including interest accruing or

EXHIBIT 1.2(a)(ii)

(to Note Purchase Agreement)

becoming owing subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Company), and each other amount due under, the Notes and the Note Purchase Agreement, when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by declaration or otherwise) in accordance with the terms of the Notes and the Note Purchase Agreement (the Notes and the Note Purchase Agreement being sometimes hereinafter collectively referred to as the “Note Documents” and the amounts payable by the Company under the Note Documents (including any reasonable attorneys’ fees and expenses), being sometimes collectively hereinafter referred to as the “Obligations”). This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable, each Guarantor, without demand, presentment, notice of acceleration, notice of intent to accelerate, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Holders under the terms of such Note Documents, in lawful money of the United States, at the place specified in the Note Purchase Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under such Note Documents) on any amount due and owing from the Company. Each Guarantor, promptly after demand, will pay to the Holders the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel. Notwithstanding the foregoing, the right of recovery against each Guarantor under this Guaranty is limited to the extent it is judicially determined with respect to any Guarantor that entering into this Guaranty would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, in which case such Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

SECTION 3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

The obligations of each Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of each Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim each Guarantor or any other Person may have against the Company or any other Person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and except as provided in Section 9.7(b) of the Note Purchase Agreement, shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever other than indefeasible payment in full of the Obligations (whether or not each Guarantor or the Company shall have any knowledge or notice thereof), including:

(a) any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Note Documents or any other instrument or agreement applicable to any of the parties to any of the Note Documents;

1-2(a)(ii)-2

(b) any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any Person to perfect any interest in any collateral;

(c) any failure, omission or delay on the part of the Company to conform or comply with any term of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to any Guarantor of the occurrence of a “Default” or an “Event of Default” under any Note Document;

(d) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Note Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

(e) any failure, omission or delay on the part of any of the Holders to enforce, assert or exercise any right, power or remedy conferred on such Holder in this Guaranty, or any such failure, omission or delay on the part of such Holder in connection with any Note Document, or any other action on the part of such Holder;

(f) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Company, any Guarantor or to any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(g) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Note Documents or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

(h) any merger or consolidation of the Company or any Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Company or any Guarantor to any other Person;

(i) any change in the ownership of any shares of capital stock of the Company or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

(j) any release or discharge, by operation of law, of any Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty; or

1-2(a)(ii)-3

(k) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against any Guarantor.

SECTION 4. FULL RECOURSE OBLIGATIONS.

The obligations of each Guarantor set forth herein constitute the full recourse obligations of such Guarantor enforceable against it to the full extent of all its assets and properties.

SECTION 5. WAIVER.

Each Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in Section 3, (b) notice to such Guarantor of the incurrence of any of the Obligations, notice to such Guarantor or the Company of any breach or default by such Company with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Holders against such Guarantor, (c) presentment to, notice of acceleration of, notice of intent to accelerate or demand of payment from the Company or the Guarantor with respect to any amount due under any Note Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the Holders of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Note Document or otherwise, (e) any requirement of diligence on the part of any of the Holders, (f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Note Document, (g) any notice of any sale, transfer or other disposition by any of the Holders of any right, title to or interest in the Note Purchase Agreement or in any other Note Document and (h) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Guarantor.

SECTION 6. SUBROGATION, CONTRIBUTION, REIMBURSEMENT OR INDEMNITY.

Until all Obligations have been indefeasibly paid in full, each Guarantor agrees not to take any action pursuant to any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including Section 509 thereof, under common law or otherwise) of any of the Holders against the Company or against any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations. Until all Obligations have been indefeasibly paid in full, each Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company which may have arisen in connection with this Guaranty. So long as the Obligations remain, if any amount shall be paid by or on behalf of the Company to any Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by such Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Holders (duly endorsed by such Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine.

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SECTION 7. EFFECT OF BANKRUPTCY PROCEEDINGS, ETC.

This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Holders pursuant to the terms of the Note Purchase Agreement or any other Note Document is rescinded or must otherwise be restored or returned by such Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or other person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and one or more Holders shall have attempted to accelerate the maturity of the principal amount of the Notes pursuant to and in compliance with Section 12.1 of the Note Purchase Agreement, or an event shall have occurred that pursuant to Section 12.1 of the Note Purchase Agreement purportedly results in the automatic acceleration of the maturity of the principal amount of the Notes, and in either such case such acceleration shall at such time be prevented by reason of the pendency against the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement or other applicable Note Document, and such Guarantor shall forthwith pay such principal amount, Make-Whole Amount, if any, and interest thereon and any other amounts guaranteed hereunder without further notice or demand.

SECTION 8. TERM OF AGREEMENT.

Subject to Section 9.7(b) of the Note Purchase Agreement, this Guaranty and all guaranties, covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be irrevocably paid and performed in full in cash and all of the agreements of such Guarantor hereunder shall be irrevocably duly paid and performed in full in cash.

SECTION 9. REPRESENTATIONS AND WARRANTIES.

Each Guarantor represents and warrants to each Holder that:

(a) such Guarantor is a corporation or other legal entity validly existing and in good standing or equivalent status under the laws of its jurisdiction of organization and has the corporate or other power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

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(b) such Guarantor has the corporate or other power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate or other action to authorize its execution, delivery and performance of this Guaranty;

(c) this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d) the execution, delivery and performance of this Guaranty will not violate any requirement of law applicable to such Guarantor or material contractual obligation of such Guarantor and, except as provided in the Note Purchase Agreement, will not result in or require the creation or imposition of any Lien on any of the properties, revenues or assets of the Guarantor pursuant to the provisions of any material contractual obligation of such Guarantor or any requirement of law;

(e) except as provided in the Note Purchase Agreement, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority is required in connection with the execution, delivery or performance of this Guaranty;

(f) except as provided in the Note Purchase Agreement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or any of its properties (i) with respect to this Guaranty or any of the transactions contemplated hereby or (ii) which would reasonably be expected to have a Material Adverse Effect;

(g) the execution, delivery and performance of this Guaranty will not violate any provision of any order, judgment, writ, award or decree of any court, arbitrator or Governmental Authority, domestic or foreign, or of the charter or by-laws of such Guarantor or of any securities issued by such Guarantor; and

(h) after giving effect to the transactions contemplated herein and after giving due consideration to any rights of contribution, (i) the present fair salable value of the assets of such Guarantor is in excess of the amount that will be required to pay its probable liability on its existing debts as said debts become absolute and matured, (ii) such Guarantor has received reasonably equivalent value for executing and delivering this Guaranty, (iii) the property remaining in the hands of such Guarantor is not an unreasonably small capital, and (iv) such Guarantor is able to pay its debts as they mature.

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SECTION 10. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid), or by a recognized overnight delivery service (with charges prepaid) (a) if to the Company or any Holder at the address set forth in, the Note Purchase Agreement or (b) if to a Guarantor, in care of the Company at the Company’s address set forth in the Note Purchase Agreement, or in each case at such other address as the Company, any Holder or such Guarantor shall from time to time designate in writing to the other parties. Any notice so addressed shall be deemed to be given when actually received.

SECTION 11. JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.

(a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty, the Note Purchase Agreement or the Notes. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Guarantor consents to process being served in any suit, action or proceeding solely of the nature referred to in Section 11(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 10, to it. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 11 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) EACH GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

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SECTION 12. MISCELLANEOUS.

Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guaranty shall be binding upon, and inure to the benefit of, each Guarantor and the Holders and their respective successors and assigns. It is agreed and understood that any Subsidiary of the Company or of any Guarantor may become a Guarantor hereunder by executing a Joinder substantially in the form of Exhibit A attached hereto and delivering the same to the Holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty. No term or provision of this Guaranty may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each Guarantor and the Holders; provided, however, that a Guarantor may be fully released and discharged from this Guaranty pursuant to the terms of Section 9.7(b) of the Note Purchase Agreement. The section and paragraph headings in this Guaranty are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

UNITED STATIONERS FINANCIAL SERVICES LLC

By:
Name:
Title:

UNITED STATIONERS TECHNOLOGY SERVICES LLC

By:
Name:
Title:

LAGASSE, INC.

By:
Name:
Title:

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FORM OF JOINDER TO SUBSIDIARY GUARANTY

The undersigned (the “Guarantor”), joins in the Subsidiary Guaranty dated as of November 25, 2013 from the Guarantors named therein in favor of the Holders, as defined therein, and (i) jointly and severally with the other Guarantors under the Subsidiary Guaranty, guarantees to the Holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Obligations (as defined in Section 2 of the Subsidiary Guaranty), (ii) accepts and agrees to perform and observe all of the covenants set forth therein, (iii) waives the rights set forth in Section 5 of the Subsidiary Guaranty, (iv) waives the rights, submits to jurisdiction, and waives service of process as described in Section 11 of the Subsidiary Guaranty and (v) agrees to be bound by all of the terms thereof and represents and warrants to the Holders that:

(a) the Guarantor is validly existing and in good standing or equivalent status under the laws of its jurisdiction of organization and has the requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

(b) the Guarantor has the requisite power and authority and the legal right to execute and deliver this Joinder to Subsidiary Guaranty (“Joinder”) and to perform its obligations hereunder and under the Subsidiary Guaranty and has taken all necessary action to authorize its execution and delivery of this Joinder and its performance of the Subsidiary Guaranty; and

(c) the Subsidiary Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

IN WITNESS WHEREOF, the undersigned has caused this Joinder to Subsidiary Guaranty to be duly executed as of             ,             .

[NAME OF GUARANTOR]

By:
Name:
Title:

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FORM OF OPINION OF COUNSEL

FOR THE COMPANY

The opinion of Mayer Brown LLP, counsel for the Company, shall be to the effect that:

1. The Company is a corporation validly existing and in good standing under the laws of Illinois, and has all requisite corporate power and authority to enter into and perform the Agreement and the Collateral Documents to which it is a party and to issue and sell the Notes.

2. The Parent is a corporation validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to enter into and perform the Agreement and to execute, deliver and perform the Parent Guaranty and the Collateral Documents to which it is a party.

3. Each of the Illinois Subsidiary Guarantors is a limited liability company validly existing and in good standing under the laws of Illinois, and has all requisite limited liability company power and authority to execute, deliver and perform the Subsidiary Guaranty and the Collateral Documents to which it is a party.

4. The Agreement, the Covered Collateral Documents to which it is a party and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws of general application now or hereafter in effect relating to or affecting the enforcement of the rights of creditors or other obligees generally or by general equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

5. The Agreement, the Covered Collateral Documents to which it is a party and the Parent Guaranty have been duly authorized by proper corporate action on part of the Parent, have been duly executed and delivered by an authorized officer of the Parent, and constitute valid and binding agreements of the Parent, enforceable in accordance with their terms, except to the except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws of general application now or hereafter in effect relating to or affecting the enforcement of the rights of creditors or other obligees generally or by general equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

6. The Subsidiary Guaranty and the Covered Collateral Documents to which it is a party have been duly authorized by proper limited liability company action on the part of the Illinois Subsidiary Guarantors and have been duly executed and delivered by authorized officers of the Illinois Subsidiary Guarantors.

EXHIBIT 4.4(a)

(to Note Purchase Agreement)

7. The Subsidiary Guaranty and the Covered Collateral Documents to which it is a party and constitute valid and binding agreements of the Subsidiary Guarantors, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws of general application now or hereafter in effect relating to or affecting the enforcement of the rights of creditors or other obligees generally or by general equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

8. Assuming the accuracy of the representations and warranties of all parties set forth in the Agreement and the representations of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, set forth in a letter or letters to the Company dated as of the approximate date hereof regarding the offering of the Notes, the offer, sale and delivery of the Notes by the Company, the delivery of the Parent Guaranty by the Parent and the delivery of the Subsidiary Guaranty by the Subsidiary Guarantors do not require registration under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

9. No authorization, approval or consent of, and no registration or qualification with, any U.S. Federal or Illinois state Governmental Authority is required in connection with the execution, delivery and performance by (i) the Company or the Parent of the Agreement and each Collateral Document to which it is a party or the offering, issuance and sale by the Company of the Notes, (ii) the Parent of the Parent Guaranty, or (iii) any Subsidiary Guarantor of the Subsidiary Guaranty and each Collateral Document to which it is a party.

10. The issuance and sale of the Notes by the Company, the performance by the Company of its obligations under the Notes, the Agreement and the Covered Collateral Documents to which it is a party and the execution and delivery of the Agreement and the Covered Collateral Documents to which it is a party by the Company does not (i) violate any Applicable Law or any provision of the articles of incorporation or bylaws of the Company, or (ii) conflict with, or result in any breach or default under, or, except as contemplated by the Collateral Documents, result in the creation or imposition of any lien, charge or encumbrance on, the property of the Company pursuant to the provisions of any agreement or instrument listed on Schedule I hereto.

11. The execution and delivery of the Agreement, the Parent Guaranty and the Covered Collateral Documents to which it is a party by the Parent and the performance of its obligations thereunder does not (i) violate any Applicable Law or any provision of the certificate of incorporation or bylaws of the Parent, or (ii) conflict with, or result in any breach or default under, or, except as contemplated by the Collateral Documents, result in the creation or imposition of any lien, charge or encumbrance on, the property of the Parent pursuant to the provisions of any agreement or instrument listed on Schedule I hereto.

4.4(a)-2

12. The execution and delivery of the Subsidiary Guaranty and the Covered Collateral Documents to which it is a party by each Subsidiary Guarantor and the performance of their respective obligations thereunder does not violate any Applicable Law.

13. The execution and delivery of the Subsidiary Guaranty and the Covered Collateral Documents to which it is a party by each Illinois Subsidiary Guarantor and the performance of their respective obligations thereunder does not violate any provision of the organizational documents of such Illinois Subsidiary Guarantor.

14. The execution and delivery of the Subsidiary Guaranty and the Covered Collateral Documents to which it is a party by each Subsidiary Guarantor and the performance of its obligations thereunder does not conflict with, or result in any breach or default under, or, except as contemplated by the Collateral Documents, result in the creation or imposition of any lien, charge or encumbrance on, the property of such Subsidiary Guarantor pursuant to the provisions of any agreement or instrument listed on Schedule I hereto.

15. None of the Company, the Parent, any Subsidiary Guarantor or any Subsidiary is an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

16. Based on the representations and warranties set forth in the Agreement, the issuance of the Notes and the intended use of the proceeds of the sale of the Notes do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

17. The provisions of the Security Agreement are effective under the New York UCC to create in favor of the Collateral Agent a security interest in the rights of the Company, the Parent and each Subsidiary Guarantor in that portion of the collateral of the Company, the Parent and each Subsidiary Guarantor, as applicable, in which a security interest was purported to be granted under the Security Agreement and in which a security interest may be created under Article 9 of the New York UCC (the “Article 9 Collateral”).

18. As evidenced by the time-stamped copies of the Financing Statements naming the Company, the Parent and each Illinois Subsidiary Guarantor as debtors attached as exhibits to such opinion, such financing statements were filed and accordingly the Collateral Agent’s security interest in the Article 9 Collateral of the Company, the Parent and each Illinois Subsidiary Guarantor in which a security interest may be perfected by filing a financing statement under the UCC as in effect in the state of filing has been perfected.

19. Assuming the Collateral Agent takes delivery and retains possession in the State of Illinois of certificates in registered form representing the securities pledged to the Collateral Agent pursuant to the Security Agreement (the “Pledged Securities”), and further assuming the Pledged Securities are each duly indorsed to the Collateral Agent or in blank by an effective endorsement or are accompanied by undated stock powers with respect thereto duly indorsed to the Collateral Agent or in blank by an effective endorsement, the Collateral Agent’s security interest in the rights of the Company or the Parent, as applicable, in the Pledged Securities will be perfected.

4.4(a)-3

The opinion of Mayer Brown LLP shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. The opinion of Mayer Brown LLP may be limited to matters governed by the laws of the United States of America, the laws of the states of New York and Illinois, the Delaware General Corporation Law and the Delaware UCC. The opinion shall also, to the extent reliance is reasonable, state that subsequent permitted transferees and assignees of the Notes may rely thereon.

4.4(a)-4

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

To be provided to the Purchasers only.

EXHIBIT 4.4(a)

(to Note Purchase Agreement)